Exhibit 4.3

ONDECK ASSET SECURITIZATION IV, LLC,
as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Indenture Trustee

SERIES 2026-1 INDENTURE SUPPLEMENT

dated as of September 25, 2026

to

BASE INDENTURE

dated as of July 27, 2023 and

amended as of March 20, 2025 and

further amended as of November 13, 2025

Up to $500,026,000
of
Asset Backed Notes

Table of Contents

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Page

Section 8.12 Annual Opinion of Counsel.	49
Section 8.13 Tax Treatment.	50
Section 8.14 Confidentiality.	50

EXHIBITS

Exhibit A-1: Form of Restricted Global Class A Note

Exhibit A-2: Form of Temporary Global Class A Note

Exhibit A-3: Form of Permanent Global Class A Note

Exhibit B-1: Form of Restricted Global Class B Note

Exhibit B-2: Form of Temporary Global Class B Note

Exhibit B-3: Form of Permanent Global Class B Note

Exhibit C-1: Form of Restricted Global Class C Note

Exhibit C-2: Form of Temporary Global Class C Note

Exhibit C-3: Form of Permanent Global Class C Note

Exhibit D-1: Form of Restricted Global Class D Note

Exhibit D-2: Form of Temporary Global Class D Note

Exhibit D-3: Form of Permanent Global Class D Note

Exhibit E-1: Form of Transfer Certificate (Restricted to Temporary)

Exhibit E-2: Form of Transfer Certificate (Restricted to Permanent)

Exhibit E-3: Form of Transfer Certificate (Temporary to Restricted)

Exhibit E-4: Form of Clearing House System Certificate

Exhibit E-5: Form of Certificate of Beneficial Ownership

Exhibit F: [Reserved]

Exhibit G: Form of Monthly Settlement Statement

Exhibit H: Form of Withdrawal Request

Exhibit I: Industry Codes

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SERIES 2026-1 SUPPLEMENT, dated as of September 25, 2026 (as amended, supplemented, restated or otherwise modified from time to time, this “Indenture Supplement”) between ONDECK ASSET SECURITIZATION IV, LLC, a special purpose limited liability company established under the laws of Delaware (the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, in its capacity as Indenture Trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Indenture Trustee”), to the Base Indenture, dated as of July 27, 2023, between the Issuer and the Indenture Trustee, and as amended by the First Supplement to the Base Indenture, dated as of March 20, 2025, and by the Second Supplement to the Base Indenture, dated as of November 13, 2025 (as further amended, modified, restated or supplemented from time to time, exclusive of Indenture Supplements creating new Series of Notes, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, Sections 2.2 and 12.1 of the Base Indenture provide, among other things, that the Issuer and the Indenture Trustee may at any time and from time to time enter into an Indenture Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes.

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Indenture Supplement and such Series of Notes shall be designated generally as Series 2026-1 Asset Backed Notes.

The Series 2026-1 Notes shall be issued in four (4) classes: the first of which shall be designated as Series 2026-1 Asset Backed Notes, Class A, and referred to herein as the Class A Notes, the second of which shall be designated as Series 2026-1 Asset Backed Notes, Class B, and referred to herein as the Class B Notes, the third of which shall be designated as the Series 2026-1 Asset Backed Notes, Class C, and referred to herein as the Class C Notes, and the fourth of which shall be designated as the Series 2026-1 Asset Backed Notes, Class D, and referred to herein as the Class D Notes.

The Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes shall be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

The net proceeds from the sale of the Series 2026-1 Notes shall be applied in accordance with Section 2.4(a).

ARTICLE I

DEFINITIONS

(a) All capitalized terms not otherwise defined herein are defined in the Base Indenture. All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of this Indenture Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2026-1 Notes and not to any other Series of Notes issued by the Issuer.

(b) The following words and phrases specified in the Base Indenture with respect to the Series 2026-1 Notes shall have the following meanings:

“Series 2026-1 Average Balance Maximum Amount” means $55,000.

“Series 2026-1 Hot Backup Servicer Trigger Event” means the occurrence of either of the following events on any Payment Date:

(a) the Three-Month Weighted Average Excess Spread on such Payment Date is less than 12.00%; or

(b) the Three-Month Average Delinquency Ratio on such Payment Date is greater than 12.50%.

“Series 2026-1 Loan Determination Date” means, for any Transfer Date, at least two (2) Business Days prior to such Transfer Date.

“Series 2026-1 Maximum Initial Principal Balance” means $500,000.

“Series 2026-1 Maximum Original Term” means, (i) with respect to a Daily Pay Loan, 504 Loan Payment Dates, (ii) with respect to a Weekly Pay Loan, 104 Loan Payment Dates, and (iii) with respect to a Monthly Pay Loan, 24 Loan Payment Dates.

“Series 2026-1 Minimum Payment Percentage” means the higher of (a) 45% of all scheduled loan payments due and payable at the time of origination under such existing Loan and (b) the percentage set forth in the Credit Policy on the applicable Transfer Date.

“Series 2026-1 Scheduled Payment Requirements” means, with respect to a Loan, that scheduled loan payments are due and payable under such Loan in equal installments, a portion of which is applied thereunder to the payment of interest and a portion of which is applied thereunder to the payment of principal.

“Series 2026-1 Warm Backup Servicer Trigger Event” means the occurrence of both of the following events on any Payment Date:

(a) the Three-Month Weighted Average Excess Spread on such Payment Date is less than 15.50%; and

(b) the Three-Month Average Delinquency Ratio on such Payment Date is greater than 10.50%.

(c) The following words and phrases shall have the following meanings with respect to the Series 2026-1 Notes and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neutral genders of such terms:

“30 MPF Pooled Loan” is defined in the Loan Purchase Agreement.

“Additional Series 2026-1 Notes” is defined in Section 6.1(b).

“Adjusted Pool Outstanding Principal Balance” means, on any date of determination, the amount by which the sum of the Outstanding Principal Balances for all Pooled Loans exceeds the sum of the Outstanding Principal Balances for all 30 MPF Pooled Loans.

“Aggregate Excess Concentration Amount” means, on any date of determination, the sum of (i) the Series 2026-1 Aggregate Excess Concentration Amount and (ii) the sum of the aggregate excess concentration amounts for all other Series of Notes.

“Amortization Event” is defined in Article III.

“Annual Backup Servicer Fee Limit” means, for any Payment Date, an amount equal to the excess, if any, of (x) $200,000 over (y) the aggregate amount of the Series 2026-1 Backup Servicing Fees paid to the Backup Servicer pursuant to clause (iv) of Section 2.5(b) on the eleven (11) Payment Dates preceding such Payment Date (or, such lesser number of Payment Dates as shall have occurred since the Series 2026-1 Closing Date).

“Annual Custodian Fee Limit” means, for any Payment Date, an amount equal to the excess, if any, of (x) $15,000 over (y) the aggregate amount of fees, expenses and indemnities paid to the Custodian pursuant to clause (i) of Section 2.5(b) on the eleven (11) Payment Dates preceding such Payment Date (or, such lesser number of Payment Dates as shall have occurred since the Series 2026-1 Closing Date).

“Annual Indenture Trustee Fee Limit” means, for any Payment Date, an amount equal to the excess, if any, of (x) $135,000 over (y) the aggregate amount of fees, expenses and indemnities paid to the Indenture Trustee pursuant to clause (i) of Section 2.5(b) on the eleven (11) Payment Dates preceding such Payment Date (or, such lesser number of Payment Dates as shall have occurred since the Series 2026-1 Closing Date).

“Annual Successor Servicer Reimbursement Limit” means for any Payment Date, an amount equal to the excess, if any, of (x) $175,000 over (y) the aggregate amount of Series 2026-1 Third Party Reimbursable Items paid to the Successor Servicer pursuant to clause (ii) of Section 2.5(b) on the eleven (11) Payment Dates preceding such Payment Date (or, such lesser number of Payment Dates as shall have occurred since the Series 2026-1 Closing Date).

“Applicable Procedures” is defined in Section 6.5(c).

“Backup Servicing Fee” is defined in the Backup Servicing Agreement.

“Class A Adjusted Invested Amount” means, on any date of determination, the excess, if any, of (a) the Class A Invested Amount on such date over (b) the amount of cash and Permitted Investments on deposit in the Series 2026-1 Collection Account (after giving effect to any withdrawals therefrom on such date pursuant to Section 2.4(c)) on such date.

“Class A Initial Invested Amount” means, as of any date of determination, the sum of (i) the aggregate initial principal amount of the Class A Notes, which is $235,275,000 and (ii) the aggregate initial principal amount of any Class A Additional Series 2026-1 Notes issued prior to such date, if any.

“Class A Interest Payment” means (a) for the initial Payment Date after the Series 2026-1 Closing Date (or, in the case of an additional issuance of a Class A Note after the Series 2026-1 Closing Date, the date of such issuance), the product of (i) 1/360 of the Class A Note Rate, (ii) the number of days from and including the Series 2026-1 Closing Date (or date of issuance) to and excluding the 17th day of the calendar month in which the initial (or, as applicable, next) Payment Date occurs (calculated on the basis of a 360-day year consisting of twelve 30-day months) and (iii) the Class A Initial Invested Amount and (b) for any subsequent Payment Date (other than on a Series 2026-1 Prepayment Date), the sum of (i) the product of (x) one-twelfth of the Class A Note Rate and (y) the Class A Invested Amount on the immediately preceding Payment Date (after giving effect to all payments of principal of the Class A Notes on such immediately preceding Payment Date) and (ii) the portion, if any, of the Class A Interest Payment for the immediately preceding Payment Date that was not paid on such Payment Date, together with interest thereon (to the extent permitted by law) at the Class A Note Rate.

“Class A Invested Amount” means, as of any date of determination, an amount equal to (a) the Class A Initial Invested Amount minus (b) the amount of principal payments made to the Class A Noteholders on or prior to such date.

“Class A Note Owner” means, with respect to the Series 2026-1 Global Note that is a Class A Note, the Person who is the beneficial owner of an interest in such Series 2026-1 Global Note, as reflected on the books of DTC, or on the books of a Person maintaining an account with DTC (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of DTC).

“Class A Note Rate” means 5.61% per annum.

“Class A Noteholder” means the Person in whose name a Class A Note is registered in the Note Register.

“Class A Notes” means any one of the Series 2026-1 Asset Backed Notes, Class A, executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-1, A-2 or A-3. Definitive Class A Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.11 of the Base Indenture.

“Class A Required Enhancement Amount” means, on any date, an amount equal to the product of (a) the Class A Required Enhancement Percentage and (b) the Class A

Adjusted Invested Amount on such date; provided, however, that, after the declaration or occurrence of an Amortization Event with respect to the Series 2026-1 Notes, the Class A Required Enhancement Amount shall equal the Class A Required Enhancement Amount on the date of the declaration or occurrence of such Amortization Event.

“Class A Required Enhancement Percentage” means 56.01%.

“Class A/B Adjusted Invested Amount” means, on any day, an amount equal to the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount, in each case as of such day.

“Class A/B/C Adjusted Invested Amount” means, on any day, an amount equal to the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Class C Adjusted Invested Amount, in each case as of such day.

“Class A/B/C/D Adjusted Invested Amount” means, on any day, an amount equal to the sum of the Class A Adjusted Invested Amount, the Class B Adjusted Invested Amount, the Class C Adjusted Invested Amount and the Class D Adjusted Invested Amount, in each case as of such day.

“Class B Adjusted Invested Amount” means, on any date of determination, the excess, if any, of (a) the Class B Invested Amount on such date over (b) the excess, if any, of (x) the amount of cash and Permitted Investments on deposit in the Series 2026-1 Collection Account (after giving effect to any withdrawals therefrom on such date pursuant to Section 2.4(c)) on such date over (y) the Class A Invested Amount on such date.

“Class B Initial Invested Amount” means, as of any date of determination, the sum of (i) the aggregate initial principal amount of the Class B Notes, which is $114,637,000 and (ii) the aggregate initial principal amount of any Class B Additional Series 2026-1 Notes issued prior to such date, if any.

“Class B Interest Payment” means (a) for the initial Payment Date after the Series 2026-1 Closing Date (or, in the case of an additional issuance of a Class B Note after the Series 2026-1 Closing Date, the date of such issuance), the product of (i) 1/360 of the Class B Note Rate, (ii) the number of days from and including the Series 2026-1 Closing Date (or date of issuance) to and excluding the 17th day of the calendar month in which the initial (or, as applicable, next) Payment Date occurs (calculated on the basis of a 360-day year consisting of twelve 30-day months) and (iii) the Class B Initial Invested Amount and (b) for any subsequent Payment Date (other than on a Series 2026-1 Prepayment Date), the sum of (i) the product of (x) one-twelfth of the Class B Note Rate and (y) the Class B Invested Amount on the immediately preceding Payment Date (after giving effect to all payments of principal of the Class B Notes on such immediately preceding Payment Date) and (ii) the portion, if any, of the Class B Interest Payment for the immediately preceding Payment Date that was not paid on such Payment Date, together with interest thereon (to the extent permitted by law) at the Class B Note Rate.

“Class B Invested Amount” means, as of any date of determination, an amount equal to (a) the Class B Initial Invested Amount minus (b) the amount of principal payments made to the Class B Noteholders on or prior to such date.

“Class B Note Owner” means, with respect to a Series 2026-1 Global Note that is a Class B Note, the Person who is the beneficial owner of an interest in such Series 2026-1 Global Note, as reflected on the books of DTC, or on the books of a Person maintaining an account with DTC (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of DTC).

“Class B Note Rate” means 6.05% per annum.

“Class B Noteholder” means the Person in whose name a Class B Note is registered in the Note Register.

“Class B Notes” means any one of the Series 2026-1 Asset Backed Notes, Class B, executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit B-1, B-2 or B-3. Definitive Class B Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.11 of the Base Indenture.

“Class B Required Enhancement Amount” means, on any date, an amount equal to the product of (a) the Class B Required Enhancement Percentage and (b) the Class A/B Adjusted Invested Amount on such date; provided, however, that, after the declaration or occurrence of an Amortization Event with respect to the Series 2026-1 Notes, the Class B Required Enhancement Amount shall equal the Class B Required Enhancement Amount on the date of the declaration or occurrence of such Amortization Event.

“Class B Required Enhancement Percentage” means 34.23%.

“Class C Adjusted Invested Amount” means, on any date of determination, the excess, if any, of (a) the Class C Invested Amount on such date over (b) the excess, if any, of (x) the amount of cash and Permitted Investments on deposit in the Series 2026-1 Collection Account (after giving effect to any withdrawals therefrom on such date pursuant to Section 2.4(c)) on such date over (y) the sum of the Class A Invested Amount and the Class B Invested Amount on such date.

“Class C Initial Invested Amount” means, as of any date of determination, the sum of (i) the aggregate initial principal amount of the Class C Notes, which is $94,742,000 and (ii) the aggregate initial principal amount of any Class C Additional Series 2026-1 Notes issued prior to such date, if any.

“Class C Interest Payment” means (a) for the initial Payment Date after the Series 2026-1 Closing Date (or, in the case of an additional issuance of a Class C Note after the Series 2026-1 Closing Date, the date of such issuance), the product of (i) 1/360 of the Class C Note Rate, (ii) the number of days from and including the Series 2026-1 Closing Date (or date of issuance) to and excluding the 17th day of the calendar month in which the initial (or, as applicable, next) Payment Date occurs (calculated on the basis of a 360-day year consisting of twelve 30-day months) and (iii) the Class C Initial Invested Amount and (b) for any subsequent Payment Date (other than on a Series 2026-1 Prepayment Date), the sum of (i) the product of (x) one-twelfth of the Class C Note Rate and (y) the Class C Invested Amount on the immediately preceding Payment Date (after giving effect to all payments of principal of the Class C Notes on such immediately preceding Payment Date) and (ii) the portion, if any, of the Class C Interest Payment for the immediately preceding Payment Date that was not paid on such Payment Date, together with interest thereon (to the extent permitted by law) at the Class C Note Rate.

“Class C Invested Amount” means, as of any date of determination, an amount equal to (a) the Class C Initial Invested Amount minus (b) the amount of principal payments made to the Class C Noteholders on or prior to such date.

“Class C Note Owner” means, with respect to a Series 2026-1 Global Note that is a Class C Note, the Person who is the beneficial owner of an interest in such Series 2026-1 Global Note, as reflected on the books of DTC, or on the books of a Person maintaining an account with DTC (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of DTC).

“Class C Note Rate” means 6.73% per annum.

“Class C Noteholder” means the Person in whose name a Class C Note is registered in the Note Register.

“Class C Notes” means any one of the Series 2026-1 Asset Backed Notes, Class C, executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit C-1, C-2 or C-3. Definitive Class C Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.11 of the Base Indenture.

“Class C Required Enhancement Amount” means, on any date, an amount equal to the product of (a) the Class C Required Enhancement Percentage and (b) the Class A/B/C Adjusted Invested Amount on such date; provided, however, that, after the declaration or occurrence of an Amortization Event with respect to the Series 2026-1 Notes, the Class C Required Enhancement Amount shall equal the Class C Required Enhancement Amount on the date of the declaration or occurrence of such Amortization Event.

“Class C Required Enhancement Percentage” means 16.23%.

“Class D Adjusted Invested Amount” means, on any date of determination, the excess, if any, of (a) the Class D Invested Amount on such date over (b) the excess, if any, of (x) the amount of cash and Permitted Investments on deposit in the Series 2026-1 Collection Account (after giving effect to any withdrawals therefrom on such date pursuant to Section 2.4(c)) on such date over (y) the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount on such date.

“Class D Initial Invested Amount” means, as of any date of determination, the sum of (i) the aggregate initial principal amount of the Class D Notes, which is $55,372,000 and (ii) the aggregate initial principal amount of any Class D Additional Series 2026-1 Notes issued prior to such date, if any.

“Class D Interest Payment” means (a) for the initial Payment Date after the Series 2026-1 Closing Date (or, in the case of an additional issuance of a Class D Note after the Series 2026-1 Closing Date, the date of such issuance), the product of (i) 1/360 of the Class D Note Rate, (ii) the number of days from and including the Series 2026-1 Closing Date (or date of issuance) to and excluding the 17th day of the calendar month in which the initial (or, as applicable, next) Payment Date occurs (calculated on the basis of a 360-day year consisting of twelve 30-day months) and (iii) the Class D Initial Invested Amount and (b) for any subsequent Payment Date (other than on a Series 2026-1 Prepayment Date), the sum of (i) the product of (x) one-twelfth of the Class D Note Rate and (y) the Class D Invested Amount on the immediately preceding Payment Date (after giving effect to all payments of principal of the Class D Notes on such immediately preceding Payment Date) and (ii) the portion, if any, of the Class D Interest Payment for the immediately preceding Payment Date that was not paid on such Payment Date, together with interest thereon (to the extent permitted by law) at the Class D Note Rate.

“Class D Invested Amount” means, as of any date of determination, an amount equal to (a) the Class D Initial Invested Amount minus (b) the amount of principal payments made to the Class D Noteholders on or prior to such date.

“Class D Note Owner” means, with respect to a Series 2026-1 Global Note that is a Class D Note, the Person who is the beneficial owner of an interest in such Series 2026-1 Global Note, as reflected on the books of DTC, or on the books of a Person maintaining an account with DTC (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of DTC).

“Class D Note Rate” means 8.28% per annum.

“Class D Noteholder” means the Person in whose name a Class D Note is registered in the Note Register.

“Class D Notes” means any one of the Series 2026-1 Asset Backed Notes, Class D, executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit D-1, D-2 or D-3. Definitive Class D Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.11 of the Base Indenture.

“Class D Required Enhancement Amount” means, on any date, an amount equal to the product of (a) the Class D Required Enhancement Percentage and (b) the Class A/B/C/D Adjusted Invested Amount on such date; provided, however, that, after the declaration or occurrence of an Amortization Event with respect to the Series 2026-1 Notes, the Class D Required Enhancement Amount shall equal the Class D Required Enhancement Amount on the date of the declaration or occurrence of such Amortization Event.

“Class D Required Enhancement Percentage” means 5.71%.

“Clearstream” is defined in Section 6.3.

“Confidential Information” means information delivered to the Indenture Trustee or any Series 2026-1 Noteholder by or on behalf of the Issuer or the Seller in connection with and relating to the transactions contemplated by or otherwise pursuant to the Indenture .and the Transaction Documents, but will not include information that: (i) was publicly known or otherwise known to the Indenture Trustee or the Series 2026-1 Noteholder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Indenture Trustee, any Series 2026-1 Noteholder or any Person acting on behalf of the Indenture Trustee or any Series 2026-1 Noteholder; (iii) otherwise is known or becomes known to the Indenture Trustee or any Series 2026-1 Noteholder other than (x) through disclosure by the Issuer or the Seller or (y) as a result of a breach of fiduciary duty to the Issuer or a contractual duty to the Issuer; or (iv) is allowed to be treated as non-confidential by consent of the Issuer and the Seller.

“Deficiency” is defined in Section 2.2(b).

“Delinquency Ratio” means, as of any Determination Date, the percentage equivalent of a fraction (a) the numerator of which is the aggregate Outstanding Principal Balance of all Pooled Loans that had a Missed Payment Factor of (i) with respect to Daily Pay Loans, fifteen (15) or higher as of such Determination Date, (ii) with respect to Weekly Pay Loans, three (3) or higher as of such Determination Date or (iii) with respect to Monthly Pay Loans, 0.75 or higher as of such Determination Date and (b) the denominator of which is the Pool Outstanding Principal Balance as of such Determination Date.

“Determination Date” means the last day of each Monthly Period.

“DTC” means The Depository Trust Company or its successor, as the Clearing Agency for the Series 2026-1 Notes.

“DTC Custodian” means the Indenture Trustee, in its capacity as custodian for DTC and any successor thereto in such capacity.

“Eligible Account” means (a) a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or (b) a separately identifiable deposit account established in the deposit taking department of a Qualified Institution or a separately identifiable securities account established with a Qualified Institution.

“Euroclear” is defined in Section 6.3.

“Executed Documentation” is defined in Section 8.9.

“Financial Assets” is defined in Section 2.3(b)(i).

“Highest Concentration Industry Code” means, on any date of determination, the Industry Code shared by Obligors of Pooled Loans having the highest aggregate Outstanding Principal Balance as compared to all other Industry Codes.

“Highest Concentration State” means, on any date of determination, the state or territory of the United States which has the highest concentration of Obligors of Pooled Loans by aggregate Outstanding Principal Balance as compared to all other such states and territories.

“Highest Four Concentration Industry Codes” means, on any date of determination, the four (4) Industry Codes shared by Obligors of Pooled Loans having the four (4) highest aggregate Outstanding Principal Balances as compared to all other Industry Codes.

“Highest Four Concentration States” means, on any date of determination, the four (4) states or territories of the United States which has the four (4) highest concentrations of Obligors of Pooled Loans by aggregate Outstanding Principal Balances as compared to all other such states and territories.

“Highest Three Concentration Industry Codes” means, on any date of determination, the three (3) Industry Codes shared by Obligors of Pooled Loans having the three (3) highest aggregate Outstanding Principal Balances as compared to all other Industry Codes.

“Highest Three Concentration States” means, on any date of determination, the three (3) states or territories of the United States which has the three (3) highest concentrations of Obligors of Pooled Loans by aggregate Outstanding Principal Balances as compared to all other such states and territories.

“Highest Two Concentration Industry Codes” means, on any date of determination, the two (2) Industry Codes shared by Obligors of Pooled Loans having the two (2) highest aggregate Outstanding Principal Balances as compared to all other Industry Codes.

“Highest Two Concentration States” means, on any date of determination, the two (2) states or territories of the United States which has the two (2) highest concentrations of Obligors of Pooled Loans by aggregate Outstanding Principal Balances as compared to all other such states and territories.

“Industry Code” means, with respect to any Obligor of a Pooled Loan, the industry code listed on Exhibit I under which the business of such Obligor has been classified by the Seller.

“Interest and Expense Amount” means, for any Payment Date, an amount equal to the sum of (x) the Interest Payment for such Payment Date and (y) the amounts to be distributed from the Series 2026-1 Settlement Account pursuant to paragraphs (i) through (iv) of Section 2.5(b) on such Payment Date.

“Interest Payment” means, for any Payment Date, the sum of the Class A Interest Payment, the Class B Interest Payment, the Class C Interest Payment and the Class D Interest Payment.

“KBRA” means Kroll Bond Rating Agency, LLC and any successor thereto.

“Legal Final Payment Date” means the October 2032 Payment Date.

“Majority in Interest” means (a) so long as the Class A Notes are Outstanding, Class A Noteholders holding more than 50% of the Class A Invested Amount (excluding any Class A Notes held by the Issuer or any Affiliate of the Issuer), (b) so long as the Class B Notes are Outstanding and no Class A Notes are Outstanding, Class B Noteholders holding more than 50% of the Class B Invested Amount (excluding any Class B Notes held by the Issuer or any Affiliate of the Issuer), (c) so long as the Class C Notes are Outstanding and no Class A Notes or Class B Notes are Outstanding, Class C Noteholders holding more than 50% of the Class C Invested Amount (excluding any Class C Notes held by the Issuer or any Affiliate of the Issuer) and (d) so long as the Class D Notes are Outstanding and no Class A Notes, Class B Notes are Outstanding or Class C Notes are Outstanding, Class D Noteholders holding more than 50% of the Class D Invested Amount (excluding any Class D Notes held by the Issuer or any Affiliate of the Issuer).

“New York UCC” is defined in Section 2.3(b)(i).

“Note Rate” means the Class A Note Rate, the Class B Note Rate, the Class C Note Rate or the Class D Note Rate, as the context may require.

“One Year Equivalent” means, (i) with respect to any Loan that is not a LOC Loan, (a) with respect to any Loan that is a Daily Pay Loan, 252 Loan Payment Dates, (b) with respect to any Loan that is a Weekly Pay Loan, 52 Loan Payment Dates, and (c) with respect to any Loan that is a Monthly Pay Loan, 12 Loan Payment Dates, and (ii) with respect to LOC Loans, the “applicable amortization period” set forth in the related Loan Agreement of (x) with respect to any Loan that is a Daily Pay Loan, 252 scheduled payments, (y) with respect to a Loan that is a Weekly Pay Loan, 52 full weeks and (z) with respect to a Loan that is a Monthly Pay Loan, 12 months, in each case, following the date of the last advance made thereunder.

“Outstanding” means, with respect to the Series 2026-1 Notes, all Series 2026-1 Notes theretofore authenticated and delivered under the Indenture, except (a) Series 2026-1 Notes theretofore canceled or delivered to the Transfer Agent and Registrar for cancellation, (b) Series 2026-1 Notes which have not been presented for payment but funds for the payment of which are on deposit in the Series 2026-1 Note Distribution Account and are available for payment of such Series 2026-1 Notes, and Series 2026-1 Notes which are considered paid pursuant to Section 11.1 of the Base Indenture, or (c) Series 2026-1 Notes in exchange for or in lieu of other Series 2026-1 Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Series 2026-1 Notes are held by a purchaser for value.

“Outstanding Principal Balance Decline” means, for any Payment Date, (a)(i) with respect to any Pooled Loan that first became a 30 MPF Pooled Loan during the related Monthly Period, the Outstanding Principal Balance of such Pooled Loan on the date such Pooled Loan became a 30 MPF Pooled Loan, (ii) with respect to any Pooled Loan other than any Pooled Loan included in clause (i) that became a Charged-Off Loan during the related Monthly Period, the Outstanding Principal Balance of such Pooled Loan on the date such Pooled Loan became a Charged-Off Loan and (iii) with respect to any Pooled Loan that became a Warranty Repurchase Loan during the related Monthly Period, the Outstanding Principal Balance of such Pooled Loan on the date such Pooled Loan became a Warranty Repurchase Loan, and (b) with respect to any Pooled Loan other than any Pooled Loans included in clause (a), all Collections received during the related Monthly Period that were applied by the Servicer to reduce the Outstanding Principal Balance of the Pooled Loans in accordance with the Servicing Agreement.

“Payment Date” means the 17th day of each month, or if such date is not a Business Day, the next succeeding Business Day, commencing November 17, 2026.

“Permanent Global Notes” is defined in Section 6.3.

“Principal Payment Amount” means, for any Payment Date, the sum of the Outstanding Principal Balance Declines with respect to each Pooled Loan for such Payment Date.

“Purchase Agreement” is defined in Section 6.1(a).

“QIBs” is defined in Section 6.1(a).

“Rating Agency” means, with respect to the Series 2026-1 Notes, KBRA and any other nationally recognized rating agency rating the Series 2026-1 Notes at the request of the Issuer.

“Rating Agency Condition” means, with respect to the Series 2026-1 Notes with respect to any action subject to such condition, the delivery by the Issuer of written (including in the form of e-mail) notice of the proposed action to the Rating Agency with respect to the Series 2026-1 Notes at least ten (10) Business Days prior to the effective date of such action (or such shorter notice period if specified in the Base Indenture or this Indenture Supplement with respect to any specific action, or if ten (10) Business Days prior notice is impractical, such advance notice as is practicable); provided that in connection with an issuance of an additional series of notes, (i) the Issuer will provide written (including in the form of e-mail) notice of the proposed action to the Rating Agency at least thirty (30) days prior to the effective date of such action (or if thirty (30) days prior notice is impractical, such advance notice as is practicable) and (ii) the Rating Agency will provide notification in writing (which notification may be in the form of e-mail, facsimile, press release, posting to its internet website or other such means then considered industry standard as determined by the applicable rating agency) that the issuance of such additional series of notes will not result in a reduction or withdrawal by such rating agency of the rating of the Series 2026-1 Notes.

“Re-Aged Modification” means any Material Modification consisting of an increase to the “credit limit”, decrease to the “applicable APR”, or an increase to the “applicable amortization period” for which the related obligor was not current on all payments at the time of such changes to the applicable Loan Agreement became effective.

“Record Date” means, with respect to each Payment Date, the immediately preceding Business Day.

“Regulation RR” means 17 C.F.R. Section 246.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Renewal Loan” means a Loan a portion of the proceeds of which were used to satisfy in full an existing Loan.

“Restricted Global Notes” is defined in Section 6.2.

“Restricted Notes” means the Restricted Global Notes and all other Series 2026-1 Notes evidencing the obligations, or any portion of the obligations, initially evidenced by the Restricted Global Notes, other than certificates transferred or exchanged upon certification as provided in Section 6.5.

“Restricted Period” means the period commencing on the Series 2026-1 Closing Date and ending on the 40th day after the Series 2026-1 Closing Date.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Securities Intermediary” is defined in Section 2.3(a).

“Series 2026-1” means Series 2026-1, the Principal Terms of which are set forth in this Indenture Supplement.

“Series 2026-1 Aggregate Excess Concentration Amount” means, on any date of determination, an amount equal to the sum, without duplication, on such date of the Series 2026-1 Concentration Limits.

“Series 2026-1 Amortization Period” means the period beginning at the earlier of (a) the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2026-1 Notes and (b) the close of business on September 30, 2028, and ending on the date when the Series 2026-1 Notes are fully paid.

“Series 2026-1 Amortization Requirements” means with respect to a Loan, that such Loan is fully amortizing over its term, or with respect to a LOC Loan, its “applicable amortization period” with an Outstanding Principal Balance that amortizes each day Payments are received thereunder.

“Series 2026-1 Asset Amount” means, on any date of determination, the product of (a) the Adjusted Pool Outstanding Principal Balance and (b) the percentage equivalent of a fraction the numerator of which is the Series 2026-1 Required Asset Amount on such date and the denominator of which is the sum of (x) the Series 2026-1 Required Asset Amount and (y) the aggregate Required Asset Amounts with respect to each other Series of Notes on such date.

“Series 2026-1 Asset Amount Deficiency” means, on any date of determination, the amount, if any, by which the Series 2026-1 Asset Amount is less than the Series 2026-1 Required Asset Amount on such date.

“Series 2026-1 Backup Servicing Fee” means, for any Payment Date, an amount equal to the Series 2026-1 Percentage on the immediately preceding Payment Date of the Backup Servicing Fee payable by the Issuer to the Backup Servicer pursuant to the Backup Servicing Agreement on such Payment Date.

“Series 2026-1 Charged-Off Loan Percentage” means, with respect to any Business Day, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which shall be equal to the Series 2026-1 Required Asset Amount as of the end of the immediately preceding Business Day and the denominator of which is the sum of the numerators used to determine the Charged-Off Loan Percentages for all Series of Notes on such Business Day.

“Series 2026-1 Closing Date” means September 25, 2026.

“Series 2026-1 Collateral” means the Collateral and the Series 2026-1 Series Account Collateral.

“Series 2026-1 Collection Account” is defined in Section 2.1(a).

“Series 2026-1 Concentration Limit Adjustment Condition” means, with respect to any modification of any Series 2026-1 Concentration Limit percentage by the Issuer to which the “Series 2026-1 Concentration Limit Adjustment Condition” applies, (a) the Rating Agency Condition is satisfied and (b) after giving effect to such Series 2026-1 Concentration Limit modifications, the Issuer will have made no more than two such modifications to the Series 2026-1 Concentration Limits during the previous 12-month period and no more than four such modifications to the Series 2026-1 Concentration Limits in total.

“Series 2026-1 Concentration Limits” means,

a) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which are located in the Highest Concentration State exceeds 20.0% of the Adjusted Pool Outstanding Principal Balance;

b) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which are located in the Highest Two Concentration States exceeds 35.0% of the Adjusted Pool Outstanding Principal Balance;

c) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which are located in the Highest Three Concentration States exceeds 50.0% of the Adjusted Pool Outstanding Principal Balance;

d) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which are located in the Highest Four Concentration States exceeds 65.0% of the Adjusted Pool Outstanding Principal Balance;

e) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which are located in any single state (other than the Highest Four Concentration States) exceeds 10.0% of the Adjusted Pool Outstanding Principal Balance;

f) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which share the Highest Concentration Industry Code exceeds 22.5% of the Adjusted Pool Outstanding Principal Balance;

g) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which share the Highest Two Concentration Industry Codes exceeds 38.0% of the Adjusted Pool Outstanding Principal Balance;

h) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which share the Highest Three Concentration Industry Codes exceeds 50.0% of the Adjusted Pool Outstanding Principal Balance;

i) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which share the Highest Four Concentration Industry Codes exceeds 60.0% of the Adjusted Pool Outstanding Principal Balance;

j) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which share any single Industry Code (other than the Highest Four Concentration Industry Codes) exceeds 10.0% of the Adjusted Pool Outstanding Principal Balance;

k) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) having a number of Loan Payment Dates at origination (or “applicable amortization periods” in the case of a LOC Loan) which is more than the One Year Equivalent with respect to such Loan exceeds 72.5% of the Adjusted Pool Outstanding Principal Balance;

l) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) having a number of Loan Payment Dates at origination (or “applicable amortization periods” in the case of a LOC Loan) which is more than the One Year Equivalent with respect to such Loan and the Obligors of which had OnDeck Scores at origination of less than 515 exceeds 0.0% of the Adjusted Pool Outstanding Principal Balance;

m) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) having a number of Loan Payment Dates at origination (or “applicable amortization periods” in the case of a LOC Loan) which is more than the One Year Equivalent with respect to such Loan and the Obligors of which had OnDeck Scores at origination of less than 545 exceeds 7.5% of the Adjusted Pool Outstanding Principal Balance;

n) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) having a number of Loan Payment Dates at origination (or “applicable amortization periods” in the case of a LOC Loan) which is more than the One Year Equivalent with respect to such Loan and the Obligors of which had OnDeck Scores at origination of less than 585 exceeds 32.5% of the Adjusted Pool Outstanding Principal Balance;

o) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) having a number of Loan Payment Dates at origination (or “applicable amortization periods” in the case of a LOC Loan) which is more than the One Year Equivalent with respect to such Loan and the Obligors of which had OnDeck Scores at origination of less than 640 exceeds 62.5% of the Adjusted Pool Outstanding Principal Balance;

p) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) that are LOC Loans having a number of “applicable amortization periods” which is more than the One Year Equivalent with respect to such Loan and the Obligors of which had OnDeck Scores at origination of less than 585 exceeds 20.0% of the Adjusted Pool Outstanding Principal Balance;

q) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) that are LOC Loans having a number of “applicable amortization periods” which is more than the One Year Equivalent with respect to such Loan exceeds 30.0% of the Adjusted Pool Outstanding Principal Balance;

r) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) that are LOC Loans to Obligors with OnDeck Scores at origination of less than 515 exceeds 0.0% of the Adjusted Pool Outstanding Principal Balance;

s) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) having an Outstanding Principal Balance in excess of $100,000 exceeds 65.0% of the Adjusted Pool Outstanding Principal Balance;

t) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) having an Outstanding Principal Balance in excess of $150,000 exceeds 40.0% of the Adjusted Pool Outstanding Principal Balance;

u) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) having an Outstanding Principal Balance in excess of $225,000 exceeds 15.0% of the Adjusted Pool Outstanding Principal Balance;

v) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) having an Outstanding Principal Balance in excess of $100,000 the Obligors of which had OnDeck Scores at origination of less than 640 exceeds 50.0% of the Adjusted Pool Outstanding Principal Balance;

w) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) having an Outstanding Principal Balance in excess of $225,000 and the Obligors of which had OnDeck Scores at origination of less than 585 exceeds 0.0% of the Adjusted Pool Outstanding Principal Balance;

x) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which had OnDeck Scores at origination of less than 515 exceeds 0.00% of the Adjusted Pool Outstanding Principal Balance;

y) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which had OnDeck Scores at origination of less than 545 exceeds 15.0% of the Adjusted Pool Outstanding Principal Balance;

z) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which had OnDeck Scores at origination of less than 585 exceeds 50.0% of the Adjusted Pool Outstanding Principal Balance;

aa) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which had OnDeck Scores at origination of less than 640 exceeds 90.0% of the Adjusted Pool Outstanding Principal Balance;

bb) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which have been in business for less than two (2) years exceeds 10.0% of the Adjusted Pool Outstanding Principal Balance;

cc) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which have been in business for less than five (5) years exceeds 40.0% of the Adjusted Pool Outstanding Principal Balance;

dd) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) that are not Renewal Loans exceeds 65.0% of the Adjusted Pool Outstanding Principal Balance;

ee) the amount by which the aggregate Outstanding Principal Balance of all Pooled Loans (excluding all 30 MPF Pooled Loans) that are subject to a Re-Aged Modification exceeds 0.0% of the Adjusted Pool Outstanding Principal Balance;

ff) if on such date of determination, the Weighted Average Loan Yield is less than 67.0%, then the amount of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which had OnDeck Scores at origination of less than 515, that would, as of such date of determination, cause the Weighted Average Loan Yield to be equal to at least 67.0% (if such amount were excluded from the calculation of the weighted average);

gg) if on such date of determination, the Weighted Average Loan Yield is less than 55.5%, then the amount of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which had OnDeck Scores at origination of greater than or equal to 515, but less than 545, that would, as of such date of determination, cause the Weighted Average Loan Yield to be equal to at least 55.5% (if such amount were excluded from the calculation of the weighted average);

hh) if on such date of determination, the Weighted Average Loan Yield is less than 48.0%, then the amount of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which had OnDeck Scores at origination of greater than or equal to 545, but less than 585, that would, as of such date of determination, cause the Weighted Average Loan Yield to be equal to at least 48.0% (if such amount were excluded from the calculation of the weighted average);

ii) if on such date of determination, the Weighted Average Loan Yield is less than 40.0%, then the amount of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which had OnDeck Scores at origination of greater than or equal to 585, but less than 640, that would, as of such date of determination, cause the Weighted Average Loan Yield to be equal to at least 40.0% (if such amount were excluded from the calculation of the weighted average); and

jj) if on such date of determination, the Weighted Average Loan Yield is less than 35.0%, then the amount of all Pooled Loans (excluding all 30 MPF Pooled Loans) the Obligors of which had OnDeck Scores at origination of greater than or equal to 640, that would, as of such date of determination, cause the Weighted Average Loan Yield to be equal to at least 35.0% (if such amount were excluded from the calculation of the weighted average);

provided that as of any date of determination, for any of the foregoing concentration limits with respect to LOC Loans that reference number of years in business, OnDeck Scores or any other metric determined by the Seller at the time of underwriting, such metric with respect to any LOC Loan will be measured as of the date of original underwriting of such LOC Loan by the Seller; provided further that if such LOC Loan has been re-underwritten, such metric will be measured as the date of the most recent re-underwriting.

“Series 2026-1 Global Notes” means a Temporary Global Note, a Restricted Global Note or a Permanent Global Note.

“Series 2026-1 Initial Invested Amount” means, as of any date of determination, the sum of (i) the aggregate initial principal amount of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, which on the Closing Date is $500,026,000 and (ii) the aggregate initial principal amount of any Additional Series 2026-1 Notes issued prior to such date, if any.

“Series 2026-1 Interest & Expense Account” is defined in Section 2.1(a).

“Series 2026-1 Invested Amount” means, on any date of determination, the sum of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount and the Class D Invested Amount, in each case as of such date.

“Series 2026-1 Invested Percentage” means, with respect to any Business Day (i) during the Series 2026-1 Revolving Period, the percentage equivalent of a fraction the numerator of which shall be equal to the Series 2026-1 Required Asset Amount as of the close of business on the immediately preceding Business Day and the denominator of which is the sum of the numerators used to determine the Invested Percentages for allocations for all Series of Notes as of the close of business on the immediately preceding Business Day or (ii) during the Series 2026-1 Amortization Period, the percentage equivalent of a fraction the numerator of which shall be equal to the Series 2026-1 Required Asset Amount as of the close of business on the last Business Day of the Series 2026-1 Revolving Period, and the denominator of which is the sum of the numerators used to determine the Invested Percentages for allocations for all Series of Notes as of the end of the immediately preceding Business Day.

“Series 2026-1 Maximum Principal Amount” means (a) with respect to the Class A Notes, $294,564,300, (b) with respect to the Class B Notes, $143,525,524, (c) with respect to the Class C Notes, $118,616,984 and (d) with respect to the Class D Notes, $69,325,744.

“Series 2026-1 Minimum Bank Account Statements” means three (3) bank account statements (or similar electronic bank information).

“Series 2026-1 Note Distribution Account” is defined in Section 2.1(a).

“Series 2026-1 Note Owners” means, collectively, the Class A Note Owners, the Class B Note Owners, the Class C Note Owners and the Class D Note Owners.

“Series 2026-1 Noteholders” means, collectively, the Class A Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders.

“Series 2026-1 Notes” means, collectively, the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, including, in each case, any Additional Series 2026-1 Notes.

“Series 2026-1 Notes Invested Amount” means, as of any day, the sum of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount and the Class D Invested Amount, in each case as of such day.

“Series 2026-1 Notes Principal Payment Amount” for any Payment Date will equal the outstanding principal amount of the Series 2026-1 Notes on such Payment Date.

“Series 2026-1 Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2026-1 Invested Amount as of such date and the denominator of which is the Aggregate Invested Amount as of such date.

“Series 2026-1 Permitted Prepayment Date” means any Business Day occurring on or after the earlier to occur of (a) October 1, 2027 or (b) the date that the Class A/B/C/D Adjusted Invested Amount on such Business Day is equal to or less than 15% of the Series 2026-1 Invested Amount on the Series 2026-1 Closing Date.

“Series 2026-1 Pool Amount” means the amount equal to the aggregate outstanding principal balances of the Pooled Loans allocable to the Series 2026-1 Notes as of the relevant date.

“Series 2026-1 Prepayment Amount” is defined in Article IV.

“Series 2026-1 Prepayment Date” is defined in Article IV.

“Series 2026-1 Required Asset Amount” means, on any date of determination, the sum of (a) the Series 2026-1 Aggregate Excess Concentration Amount on such date and (b) the greatest of (v) the sum of (i) the Class A Adjusted Invested Amount on such date and (ii) the Class A Required Enhancement Amount on such date, (w) the sum of (i) the Class A/B Adjusted Invested Amount on such date and (ii) the Class B Required Enhancement Amount on such date, (x) the sum of (i) the Class A/B/C Adjusted Invested Amount on such date and (ii) the Class C Required Enhancement Amount on such date, and (y) the sum of (i) the Class A/B/C/D Adjusted Invested Amount on such date and (ii) the Class D Required Enhancement Amount on such date.

“Series 2026-1 Required Reserve Account Amount” means, as of any date of determination, an amount equal to the sum of (i) 0.75% of the Series 2026-1 Initial Invested Amount, as of the Closing Date, and (ii) with respect to each issuance of additional Series 2026-1 Notes, 0.75% of the increase, if any, in the Series 2026-1 Initial Invested Amount, as of the date of such additional issuance, as a result of such additional issuance, calculated as of the date of such additional issuance, or any higher amount designated by the Issuer in respect of such additional issuance, determined in the Issuer’s sole and absolute discretion.

“Series 2026-1 Reserve Account” is defined in Section 2.1(a).

“Series 2026-1 Reserve Account Amount” means, on any date of determination, the amount on deposit in the Series 2026-1 Reserve Account and available for withdrawal therefrom.

“Series 2026-1 Reserve Account Deficiency” means, on any date of determination, the amount, if any, by which the Series 2026-1 Reserve Account Amount is less than the Series 2026-1 Required Reserve Account Amount.

“Series 2026-1 Reserve Account Surplus” means, on any date of determination, the amount, if any, by which the Series 2026-1 Reserve Account Amount exceeds the Series 2026-1 Required Reserve Account Amount.

“Series 2026-1 Revolving Period” means the period from and including the Series 2026-1 Closing Date to but excluding the commencement of the Series 2026-1 Amortization Period.

“Series 2026-1 Series Account Collateral” is defined in Section 2.1(c).

“Series 2026-1 Series Accounts” is defined in Section 2.1(a).

“Series 2026-1 Serviced Portfolio Balance” means, on any date of determination, the product of (a) the Pool Outstanding Principal Balance and (b) the percentage equivalent of a fraction the numerator of which is the Series 2026-1 Required Asset Amount on such date and the denominator of which is the sum of (x) the Series 2026-1 Required Asset Amount and (y) the aggregate Required Asset Amounts with respect to each other Series of Notes Outstanding on such date.

“Series 2026-1 Servicing Fee” is defined in Section 5.1.

“Series 2026-1 Servicing Fee Percentage” is defined in Section 5.1.

“Series 2026-1 Settlement Account” is defined in Section 2.1(a).

“Series 2026-1 Successor Servicing Fee” is defined in Section 5.2.

“Series 2026-1 Termination Date” means the date on which the Series 2026-1 Notes are fully paid.

“Series 2026-1 Third Party Reimbursable Items” means, for any Payment Date, an amount equal to the Series 2026-1 Percentage on the immediately preceding Payment Date of the Third Party Reimbursable Items (as defined in the Successor Servicing Agreement) payable by the Issuer to the Successor Servicer pursuant to the Successor Servicing Agreement on such Payment Date.

“Successor Servicing Fee” is defined in the Successor Servicing Agreement.

“Temporary Global Notes” is defined in Section 6.3.

“Three-Month Average Delinquency Ratio” means, on any Payment Date, the average of the Delinquency Ratios as of the three (3) Determination Dates immediately preceding such Payment Date.

“Three-Month Weighted Average Excess Spread” means, on any Payment Date, the average of the Weighted Average Excess Spreads as of the three (3) Determination Dates immediately preceding such Payment Date.

“Three-Month Weighted Average Loan Yield” means, on any Payment Date, the average of the Weighted Average Loan Yields as of the three (3) Determination Dates immediately preceding such Payment Date.

“Total Available Amount” means, for any Payment Date, an amount equal to the sum of (a) the Total Available Collections Amount for such Payment Date and (b) the amount to be withdrawn from the Series 2026-1 Reserve Account and deposited into the Series 2026-1 Settlement Account pursuant to Section 2.2(b), (d) or (h) on such Payment Date.

“Total Available Collections Amount” means, for any Payment Date, the sum of (a) the excess, if any, of (i) the sum of (A) the aggregate amount of Collections allocated to the Series 2026-1 Collection Account pursuant to Section 2.4(b) during the related Monthly Period, (B) the investment income on amounts on deposit in the Series 2026-1 Collection Account during such Monthly Period and (C) the investment income on amounts on deposit in the Series 2026-1 Interest & Expense Account during such Monthly Period transferred to the Series 2026-1 Collection Account on such Payment Date pursuant to Section 2.1(b) over (ii) the amount withdrawn from the Series 2026-1 Collection Account during such Monthly Period pursuant to Section 2.2(a) and Section 2.4(c), plus, (b) upon the commencement of the Amortization Period or on the first Payment Date following the occurrence of an Amortization Event with respect to the Series 2026-1 Notes, the amount, if any, by which the amount on deposit in the Series 2026-1 Collection Account at the close of business on the last day of the related Monthly Period was greater than the amount described in clause (a) above.

“Trigger Event” means the occurrence of any of the following events on any Payment Date:

(a) the Three-Month Weighted Average Loan Yield on such Payment Date is less than 37.50%;

(b) the Three-Month Weighted Average Excess Spread on such Payment Date is less than 9.00%; or

(c) the Three-Month Average Delinquency Ratio on such Payment Date is greater than 16.00%.

“Weighted Average Excess Spread” means, as of any Determination Date, an amount equal to 12 times the percentage equivalent of a fraction:

(a) the numerator of which is the excess, if any, of

(i) an amount equal to all Collections received during the related Monthly Period in respect of Loans that were not applied by the Servicer to reduce the Outstanding Principal Balances of such Loans in accordance with Section 2(a)(i) of the Servicing Agreement, including all recoveries with respect to Charged-Off Loans (net of amounts, if any, retained by any third party collection agent) allocated to the Series 2026-1 Collection Account pursuant to Section 2.4(b);

over

(ii) the sum of:

(A) the Interest Payment for the Payment Date immediately succeeding such Determination Date;

(B) the sum of the Series 2026-1 Servicing Fee payable to the Servicer pursuant to Section 2.5(b)(iii), the Series 2026-1 Successor Servicing Fee payable to the Successor Servicer pursuant to Section 2.5(b)(iii), and the portion of the Series 2026-1 Backup Servicing Fee payable to the Backup Servicer pursuant to Section 2.5(b)(iv) prior to the payment of interest on the Series 2026-1 Notes, in each case, on the Payment Date immediately succeeding such Determination Date;

(C) the Series 2026-1 Third Party Reimbursable Items payable to the Successor Servicer pursuant to Section 2.5(b)(ii), if applicable, prior to the payment of interest on the Series 2026-1 Notes on the Payment Date immediately succeeding such Determination Date;

(D) the aggregate amount of accrued and unpaid fees, expenses and indemnities due and payable to the Indenture Trustee and the Custodian pursuant to Section 2.5(b)(i) prior to the payment of interest on the Series 2026-1 Notes on the Payment Date immediately succeeding such Determination Date; and

(E) the product of (x) the daily average of the Series 2026-1 Charged-Off Loan Percentage with respect to each Business Day during the related Monthly Period and (y) the aggregate Outstanding Principal Balance of all Pooled Loans that became Charged-Off Loans during such Monthly Period; and

(b) the denominator of which is the average daily Series 2026-1 Asset Amount during such Monthly Period.

“Weighted Average Loan Yield” means, as of any Determination Date, the quotient, expressed as a percentage, obtained by dividing (a) the sum, for all Pooled Loans (excluding all 30 MPF Pooled Loans), of the product of (i) the Loan Yield for each Pooled Loan (excluding each 30 MPF Pooled Loan) multiplied by (ii) the Outstanding Principal Balance of such Loan as of such Determination Date, by (b) the Adjusted Pool Outstanding Principal Balance as of such Determination Date.

“Withdrawal Request” means a written request, substantially in the form of Exhibit H, from an Authorized Officer of the Issuer, requesting the withdrawal of an amount set forth therein from the Series 2026-1 Collection Account and certifying that no Series 2026-1 Asset Amount Deficiency or other Amortization Event with respect to the Series 2026-1 Notes will result from such withdrawal or will be existing immediately thereafter.

ARTICLE II

ARTICLE 5 OF THE BASE INDENTURE

Sections 5.1 through 5.3 of the Base Indenture and each other Section of Article 5 of the Indenture relating to another Series shall read in their entirety as provided in the Base Indenture or any applicable Indenture Supplement. Article 5 of the Indenture (except for Sections 5.1 through 5.3 thereof and any portion thereof relating to another Series) shall read in its entirety as follows and shall be exclusively applicable to the Series 2026-1 Notes:

Section 2.1 Establishment of Series 2026-1 Accounts.

(a) The Issuer shall establish and maintain in the name of the Indenture Trustee for the benefit of the Series 2026-1 Noteholders five (5) accounts: (i) the Series 2026-1

Collection Account (such account, the “Series 2026-1 Collection Account”); (ii) the Series 2026-1 Interest & Expense Account (such account, the “Series 2026-1 Interest & Expense Account”); (iii) the Series 2026-1 Settlement Account (such account, the “Series 2026-1 Settlement Account”); (iv) the Series 2026-1 Reserve Account (such account, the “Series 2026-1 Reserve Account”) and (v) the Series 2026-1 Note Distribution Account (such account, the “Series 2026-1 Note Distribution Account” and, together with the Series 2026-1 Collection Account, the Series 2026-1 Interest & Expense Account, the Series 2026-1 Settlement Account and the Series 2026-1 Reserve Account, the “Series 2026-1 Series Accounts”). Each Series 2026-1 Series Account shall bear a designation indicating that the funds deposited therein are held for the benefit of the Series 2026-1 Noteholders. Each Series 2026-1 Series Account shall be an Eligible Account. If a Series 2026-1 Series Account is at any time no longer an Eligible Account, the Issuer shall, within ten (10) Business Days of obtaining knowledge that such Series 2026-1 Series Account is no longer an Eligible Account, establish a new Series 2026-1 Series Account that is an Eligible Account. If a new Series 2026-1 Series Account is established, the Issuer shall instruct the Indenture Trustee in writing to transfer all cash and investments from the non-qualifying Series 2026-1 Series Account into the new Series 2026-1 Series Account. Initially, each of the Series 2026-1 Series Accounts will be established with Deutsche Bank Trust Company Americas as non-interest bearing trust accounts.

(b) The Issuer may instruct in writing (by standing instructions or otherwise) the institution maintaining each of the Series 2026-1 Collection Account, the Series 2026-1 Interest & Expense Account and the Series 2026-1 Reserve Account to invest funds on deposit in such Series 2026-1 Series Account from time to time in Permitted Investments; provided, however, that (x) any such investment in the Series 2026-1 Collection Account shall mature, or be payable or redeemable upon demand of the holder thereof, not later than (1) in the case of any such investment made during the Series 2026-1 Revolving Period, the Business Day following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Series 2026-1 Collection Account) or (2) in the case of any such investment made during the Series 2026-1 Amortization Period, the Business Day prior to the first Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Series 2026-1 Collection Account), unless any such Permitted Investment is held with the Indenture Trustee, then such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on or prior to such Payment Date and (y) any such investment in the Series 2026-1 Interest & Expense Account and the Series 2026-1 Reserve Account shall mature, or be payable or redeemable upon demand of the holder thereof, not later than the Business Day prior to the first Payment Date following the date on which such funds were received (including funds received upon a payment in respect of a Permitted Investment made with funds on deposit in the Series 2026-1 Interest & Expense Account or the Series 2026-1 Reserve Account), unless any such Permitted Investment is held with the Indenture Trustee, then such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on or prior to such Payment Date. The Issuer shall not direct the Indenture Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment. Funds on deposit in the Series 2026-1 Settlement Account and the Series 2026-1 Note Distribution Account shall remain uninvested. In the absence of written investment instructions hereunder, funds on deposit in the Series

2026-1 Collection Account, the Series 2026-1 Interest & Expense Account and the Series 2026-1 Reserve Account shall remain uninvested. On each Payment Date, all interest and other investment earnings (net of losses and investment expenses) on funds deposited in the Series 2026-1 Interest & Expense Account shall be deposited in the Series 2026-1 Collection Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2026-1 Collection Account and the Series 2026-1 Reserve Account shall be deemed to be on deposit therein and available for distribution.

(c) In order to secure and provide for the repayment and payment of the Issuer Obligations with respect to the Series 2026-1 Notes, the Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Indenture Trustee, for the benefit of the Series 2026-1 Noteholders, all of the Issuer’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2026-1 Series Accounts, including any security entitlement thereto; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2026-1 Series Accounts or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with monies in the Series 2026-1 Series Accounts, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2026-1 Series Accounts, the funds on deposit therein from time to time or the investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2026-1 Series Account Collateral”).

Section 2.2 Series 2026-1 Reserve Account

(a) Absent the occurrence of an Amortization Event, on any Business Day on which there is a Series 2026-1 Reserve Account Deficiency, the Issuer shall direct the Indenture Trustee in writing by 1:00 P.M., New York City time, on such Business Day to withdraw from the Series 2026-1 Collection Account and deposit in the Series 2026-1 Reserve Account an amount equal to the lesser of such Series 2026-1 Reserve Account Deficiency and the amount then on deposit in the Series 2026-1 Collection Account.

(b) Absent the occurrence of an Amortization Event, if the Issuer determines that the aggregate amount distributable from the Series 2026-1 Settlement Account pursuant to paragraphs (i) through (v) of Section 2.5(b) on any Payment Date exceeds the Total Available Collections Amount for such Payment Date (the “Deficiency”), the Issuer shall direct the Indenture Trustee in writing at or before 2:00 P.M., New York City time, on the Business Day immediately preceding such Payment Date, and the Indenture Trustee shall, in accordance with such direction, by 11:00 A.M., New York City time, on such Payment Date, withdraw from the Series 2026-1 Reserve Account and deposit in the Series 2026-1 Settlement Account an amount equal to the lesser of (x) the Deficiency and (y) the Series 2026-1 Reserve Account Amount.

(c) Absent the occurrence of an Amortization Event, if the Issuer determines that the amount to be deposited in the Series 2026-1 Note Distribution Account pursuant to paragraph (vi) of Section 2.5(b) and paid to the Series 2026-1 Noteholders pursuant to Section 2.6 on the Legal Final Payment Date is less than the Series 2026-1 Invested Amount, the Issuer shall direct the Indenture Trustee in writing at or before Noon, New York City time, on the

Business Day immediately preceding the Legal Final Payment Date, and the Indenture Trustee shall, in accordance with such direction, by 11:00 A.M., New York City time, on such Payment Date, withdraw from the Series 2026-1 Reserve Account and deposit in the Series 2026-1 Note Distribution Account an amount equal to the lesser of such insufficiency and the Series 2026-1 Reserve Account Amount.

(d) Absent the occurrence of an Amortization Event, if the Issuer determines during the Series 2026-1 Amortization Period that the sum of (i) the Total Available Amount for a Payment Date and (ii) the Series 2026-1 Reserve Account Amount on such Payment Date is greater than or equal to the sum of (x) the Interest Payment for such Payment Date, (y) all fees, expenses and indemnities payable to the Indenture Trustee, the Custodian, the Servicer, any Successor Servicer and the Backup Servicer pursuant to Section 2.5(b) on such Payment Date and (z) the Series 2026-1 Notes Invested Amount (before any payments of principal of the Series 2026-1 Notes on such Payment Date), the Issuer shall direct the Indenture Trustee in writing at or before 2:00 P.M., New York City time, on the Business Day immediately preceding such Payment Date, and the Indenture Trustee shall, in accordance with such direction, by 11:00 A.M., New York City time, on such Payment Date, withdraw from the Series 2026-1 Reserve Account and deposit in the Series 2026-1 Settlement Account on such Payment Date an amount equal to the Series 2026-1 Reserve Account Amount on such Payment Date.

(e) [Reserved].

(f) During the Series 2026-1 Amortization Period, on any Payment Date on which the amounts on deposit in the Series 2026-1 Reserve Account, together with the Total Available Collections Amount for such Payment Date, would be sufficient to pay the outstanding principal amount of the Series 2026-1 Notes in full on such Payment Date pursuant to Section 2.5(b)(vi), the Issuer shall direct the Indenture Trustee in writing by 1:00 P.M., New York City time on such Payment Date, to withdraw from the Series 2026-1 Reserve Account and deposit in the Series 2026-1 Note Distribution Account on such Payment Date for the payment of principal on the Series 2026-1 Notes, the amount on deposit in the Series 2026-1 Reserve Account.

(g) If the Issuer determines that the Total Available Collections Amount on any Payment Date is less than the aggregate amounts payable pursuant to Sections 2.5(b)(i) to 2.5(b)(v), then the Issuer shall direct the Indenture Trustee in writing by 1:00 P.M., New York City time on such Payment Date, to withdraw from the Series 2026-1 Reserve Account and deposit in the Series 2026-1 Collection Account as part of the Total Available Collections Amount, an amount that is the lesser of (x) such deficiency and (y) the amount on deposit in the Series 2026-1 Reserve Account. On subsequent Payment Dates, to the extent of funds available in the Series 2026-1 Settlement Account, the Issuer shall direct the Indenture Trustee in writing by 1:00 P.M., New York City time on such Payment Date, to replenish the Series 2026-1 Reserve Account from such funds up to an amount equal to the Series 2026-1 Required Reserve Account Amount pursuant to Section 2.5(b)(vii).

(h) If, on any Payment Date, the Adjusted Pool Outstanding Principal Balance, as of the end of the preceding calendar month, has been reduced to zero, the Issuer shall direct the Indenture Trustee in writing by 1:00 P.M., New York City time on such Payment Date, to withdraw from the Series 2026-1 Reserve Account and deposit in the Series 2026-1 Settlement Account the amount on deposit in the Series 2026-1 Reserve Account.

(i) If, on any Payment Date, the amount on deposit in the Series 2026-1 Reserve Account is greater than the Series 2026-1 Required Reserve Account Amount, the Issuer may direct the Indenture Trustee in writing by 1:00 P.M., New York City time on such Payment Date, to withdraw from the Series 2026-1 Reserve Account and pay to the Issuer the amount that is the lesser of (x) such excess and (y) the amount on deposit in the Series 2026-1 Reserve Account; provided that, after giving effect to such withdrawal, the Series 2026-1 Required Asset Amount shall not exceed the Series 2026-1 Asset Amount.

(j) On any date on or after the Series 2026-1 Termination Date, the Indenture Trustee, acting in accordance with the written instructions of the Issuer shall withdraw from the Series 2026-1 Reserve Account all amounts on deposit therein and pay them to or at the direction of the Issuer.

Section 2.3 Indenture Trustee As Securities Intermediary.

(a) The Indenture Trustee or other Person holding a Series 2026-1 Series Account shall be the “Securities Intermediary”. If the Securities Intermediary in respect of any Series 2026-1 Series Account is not the Indenture Trustee, the Issuer shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 2.3.

(b) The Securities Intermediary agrees that:

(i) The Series 2026-1 Series Accounts are accounts to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York (the “New York UCC”) will be credited;

(ii) All securities or other property underlying any Financial Assets credited to any Series 2026-1 Series Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Series 2026-1 Series Account be registered in the name of the Issuer, payable to the order of the Issuer or specially endorsed to the Issuer;

(iii) All property delivered to the Securities Intermediary pursuant to this Indenture Supplement will be promptly credited to the appropriate Series 2026-1 Series Account;

(iv) Each item of property (whether investment property, security, instrument or cash) credited to a Series 2026-1 Series Account shall be treated as a Financial Asset;

(v) If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Series 2026-1 Series Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer;

(vi) The Series 2026-1 Series Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Series 2026-1 Series Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York;

(vii) The Securities Intermediary has not entered into, and until termination of this Indenture Supplement, will not enter into, any agreement with any other Person relating to the Series 2026-1 Series Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Indenture Supplement will not enter into, any agreement with the Issuer purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 2.3(b)(v) of this Indenture Supplement; and

(viii) Except for the claims and interest of the Indenture Trustee and the Issuer in the Series 2026-1 Series Accounts, the Securities Intermediary knows of no claim to, or interest, in the Series 2026-1 Series Accounts or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2026-1 Series Account or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee and the Issuer thereof.

(c) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2026-1 Series Accounts and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2026-1 Series Accounts.

(d) The Securities Intermediary will promptly send copies of all statements for each of the Series 2026-1 Series Accounts, which statements shall reflect any financial assets credited thereto, simultaneously to each of the Issuer and the Indenture Trustee at the addresses set forth in Section 13.4 of the Base Indenture.

(e) Notwithstanding anything in this Section 2.3 to the contrary, with respect to any Series 2026-1 Series Account and any credit balances not constituting Financial Assets credited thereto, the Securities Intermediary shall be acting as a bank (as defined in Section 9-102(a)(8) of the New York UCC) if such Series 2026-1 Series Account is deemed not to constitute a securities account.

Section 2.4 Allocations with Respect to the Series 2026-1 Notes.

(a) On the Series 2026-1 Closing Date, the Issuer shall cause $500,026,000, the net proceeds from the sale of the Series 2026-1 Notes to be deposited into the Series 2026-1 Collection Account and the Indenture Trustee shall, at the written direction of the Issuer, apply such net proceeds as follows: (i) deposit $3,750,195.00 in the Series 2026-1 Reserve Account, (ii) pay certain expenses of the Issuer with respect to the issuance of the Series 2026-1 Notes, and (iii) use the remainder, if any, at the written direction of the Seller, to purchase additional Loans pursuant to the Loan Purchase Agreement. On each date of issuance of Additional Series 2026-1 Notes, the Issuer shall cause the net proceeds from the sale of such Additional Series 2026-1 Notes to be deposited into the Series 2026-1 Collection Account and the Indenture Trustee shall, at the written direction of the Issuer, apply such net proceeds as follows: (i) deposit from such proceeds an amount at least equal to the amount, if any, by which the Series 2026-1 Reserve Account Amount is less than the Series 2026-1 Required Reserve Account Amount, calculated after giving effect to the issuance of such Additional Series 2026-1 Notes, (ii) pay certain expenses of the Issuer with respect to the issuance of the Additional Series 2026-1 Notes, and (iii) use the remainder, if any, to purchase additional Loans pursuant to the Loan Purchase Agreement, if so directed in writing by the Seller, or for any other purpose not otherwise prohibited by any provision of the Transaction Documents.

(b) Prior to 3:00 P.M., New York City time, on each Deposit Date during a Monthly Period, the Issuer shall direct in writing the Indenture Trustee to allocate to the Series 2026-1 Noteholders and deposit in the Series 2026-1 Collection Account an amount equal to the product of the Series 2026-1 Invested Percentage on such Deposit Date and the Collections deposited into the Collection Account on such Deposit Date and thereafter to deposit into the Series 2026-1 Interest & Expense Account the lesser of such amount and the amount necessary to cause the aggregate amount so deposited into the Series 2026-1 Interest & Expense Account during such Monthly Period to equal the Interest and Expense Amount for the related Payment Date.

(c) During the Series 2026-1 Revolving Period, the Issuer may direct the Indenture Trustee by delivering a Withdrawal Request to the Indenture Trustee by 1:00 P.M., New York City time, on any Business Day to withdraw amounts then on deposit in the Series 2026-1 Collection Account (after giving effect to any withdrawal therefrom on such Business Day pursuant to Section 2.2(a)) for either of the following purposes:

(i) if such Business Day is a Transfer Date, to fund all or a portion of the purchase price of Loans being acquired by the Issuer on such Transfer Date pursuant to the Loan Purchase Agreement; or

(ii) if such Business Day is a Transfer Date, to fund the purchase price of Subsequent LOC Advances acquired by the Issuer from OnDeck on or prior to such Business Day not otherwise funded pursuant to clause (i), so long as the aggregate amount deposited in the Series 2026-1 Interest & Expense Account as of such date is greater than or equal to the Interest and Expense Amount for the corresponding Payment Date; or

(iii) to reduce the Invested Amount of any other Series of Outstanding Notes;

provided, however, that such application of funds may only be made if no Series 2026-1 Asset Amount Deficiency or other Amortization Event with respect to the Series 2026-1 Notes would result therefrom or exist immediately thereafter.

(d) The Issuer may direct the Indenture Trustee in writing to allocate to the Series 2026-1 Noteholders and deposit in the Series 2026-1 Note Distribution Account on any Business Day that is also the Series 2026-1 Prepayment Date any amounts allocated to another Series of Notes that are available under the applicable Indenture Supplement that the Issuer has elected to apply to pay a portion of the Series 2026-1 Prepayment Amount on such Series 2026-1 Prepayment Date.

(e) The Issuer may direct the Indenture Trustee in writing to deposit in the Series 2026-1 Note Distribution Account on any Business Day that is also the Series 2026-1 Prepayment Date any amounts on deposit in the other Series 2026-1 Series Accounts that the Issuer has elected to apply to pay a portion of the Series 2026-1 Prepayment Amount on such Payment Date.

Section 2.5 Monthly Application of Total Available Amount.

(a) Prior to 2:00 P.M., New York City time, on each Monthly Reporting Date, the Issuer shall direct the Indenture Trustee in writing to (i) withdraw from the Series 2026-1 Interest & Expense Account and deposit in the Series 2026-1 Settlement Account, on the immediately succeeding Payment Date, the Interest and Expense Amount for such Payment Date, and (ii) withdraw from the Series 2026-1 Collection Account and deposit in the Series 2026-1 Settlement Account, on the immediately succeeding Payment Date, the Total Available Collections Amount (less the Interest and Expense Amount for such Payment Date) for such Payment Date.

(b) On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to Series 2026-1 Notes, the Indenture Trustee shall apply the Total Available Amount for such Payment Date on deposit in the Series 2026-1 Settlement Account in the following order of priority:

(i) first, on a pro rata basis, to the extent of the Total Available Amount, (A) to the Indenture Trustee, an amount equal to the sum of (1) all accrued and unpaid fees, expenses and indemnities then due to it that relate directly to the Series 2026-1 Notes and (2) the Series 2026-1 Percentage on the immediately preceding Payment Date of all accrued and unpaid fees, expenses and indemnities then due to it that do not relate directly to any Series of Notes, but, so long as no Event of Default has occurred, and the maturity of the Series 2026-1 Notes has not been accelerated, only to the extent that, after giving effect thereto, the Annual Indenture Trustee Fee Limit for such Payment Date shall have not been exceeded, and (B) to the Custodian, an amount equal to the sum of (1) any accrued and unpaid fees, expenses and indemnities then due to it that relate directly to the Series 2026-1 Notes and (2) the Series 2026-1 Percentage on the immediately preceding

Payment Date of any accrued and unpaid fees, expenses and indemnities then due to it that do not relate directly to any Series of Notes, but, so long as no Event of Default has occurred, and the maturity of the Series 2026-1 Notes has not been accelerated, only to the extent that after giving effect thereto the Annual Custodian Fee Limit for such Payment Date shall have not been exceeded;

(ii) second, if a Successor Servicer has been appointed, to the Successor Servicer, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clause (i) above), an amount equal to the Series 2026-1 Third Party Reimbursable Items, but only to the extent that after giving effect thereto the Annual Successor Servicer Reimbursement Limit for such Payment Date shall have not been exceeded;

(iii) third, (A) if OnDeck is the Servicer, to the Servicer, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) and (ii) above) an amount equal to the Series 2026-1 Servicing Fee for the related Monthly Period and (B) if a Successor Servicer is the Servicer, to the Successor Servicer, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) and (ii) above) an amount equal to the Series 2026-1 Successor Servicing Fee for the related Monthly Period;

(iv) fourth, to the Backup Servicer, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (iii) above) an amount equal to the Series 2026-1 Backup Servicing Fee for such Payment Date, but only to the extent that after giving effect thereto the Annual Backup Servicer Fee Limit for such Payment Date shall have not been exceeded;

(v) fifth, to the Series 2026-1 Note Distribution Account, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (iv) above), an amount equal to the Interest Payment for such Payment Date;

(vi) sixth, (A) on any Payment Date immediately succeeding a Monthly Period falling in the Series 2026-1 Revolving Period, to the Series 2026-1 Collection Account, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (v) above), an amount equal to the Series 2026-1 Asset Amount Deficiency, if any, on such Payment Date, and (B) on the earlier of (x) November 17, 2028 or (y) the first Payment Date following the occurrence of an Amortization Event with respect to the Series 2026-1 Notes, to the Series 2026-1 Note Distribution Account, to the extent of the Total Available Amount, an amount equal to the Series 2026-1 Notes Principal Payment Amount for such Payment Date;

(vii) seventh, to the Series 2026-1 Reserve Account, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (vi) above), an amount equal to the Series 2026-1

Reserve Account Deficiency, if any, on such Payment Date (after giving effect to any withdrawals on such Payment Date);

(viii) eighth, on a pro rata basis, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (vii) above), to (A) the Indenture Trustee, an amount equal to the fees, expenses and indemnities not otherwise paid to the Indenture Trustee pursuant to clause (i) above due to the operation of the Annual Indenture Trustee Fee Limit, and (B) the Custodian, an amount equal to the fees, expenses and indemnities not otherwise paid to the Custodian pursuant to clause (i) above due to the operation of the Annual Custodian Fee Limit;

(ix) ninth, on a pro rata basis, to the extent of the Total Available Amount (as such amount has been reduced by the distributions described in clauses (i) through (viii) above), (A) to the Backup Servicer, any portion of the Series 2026-1 Backup Servicing Fee for such Payment Date not otherwise paid to the Backup Servicer pursuant to clause (iv) above due to the operation of the Annual Backup Servicer Fee Limit and (B) to the Successor Servicer, if applicable, any portion of the Series 2026-1 Third Party Reimbursable Items not otherwise paid to the Successor Servicer pursuant to clause (ii) above due to the operation of the Annual Successor Servicer Reimbursement Limit; and

(x) tenth, to, or at the written direction of, the Issuer, an amount equal to the balance remaining in the Series 2026-1 Settlement Account, if any.

Section 2.6 Distribution of Interest Payments and Principal Payments.

(a) On each Payment Date, based solely on the information contained in the Monthly Settlement Statement with respect to the Series 2026-1 Notes, the Indenture Trustee shall, in accordance with Section 6.1 of the Base Indenture, distribute from the Series 2026-1 Note Distribution Account the Interest Payment for such Payment Date in the following order of priority to the extent of the amount deposited in the Series 2026-1 Note Distribution Account for the payment of interest pursuant to Section 2.5(b)(v) on such Payment Date:

(i) pro rata to each Class A Noteholder, an amount equal to the Class A Interest Payment for such Payment Date;

(ii) pro rata to each Class B Noteholder, an amount equal to the Class B Interest Payment for such Payment Date;

(iii) pro rata to each Class C Noteholder, an amount equal to the Class C Interest Payment for such Payment Date; and

(iv) pro rata to each Class D Noteholder, an amount equal to the Class D Interest Payment for such Payment Date.

(b) On the earlier of (x) November 17, 2028 or (y) the first Payment Date following the date of the occurrence of an Amortization Event with respect to the Series

2026-1 Notes and on each Payment Date thereafter, based solely on the information contained in the Monthly Settlement Statement with respect to the Series 2026-1 Notes, the Indenture Trustee shall, in accordance with Section 6.1 of the Base Indenture, distribute from the Series 2026-1 Note Distribution Account the amount deposited therein pursuant to Sections 2.5(b)(vi) and any amounts withdrawn from the Series 2026-1 Reserve Account and deposited therein pursuant to Sections 2.2(b) and 2.2(e) on such Payment Date in the following order of priority:

(i) pro rata to each Class A Noteholder until the Class A Invested Amount is reduced to zero;

(ii) pro rata to each Class B Noteholder until the Class B Invested Amount is reduced to zero;

(iii) pro rata to each Class C Noteholder until the Class C Invested Amount is reduced to zero; and

(iv) pro rata to each Class D Noteholder until the Class D Invested Amount is reduced to zero.

(c) The principal amount of the Series 2026-1 Notes shall be due and payable on the Legal Final Payment Date.

(d) The Indenture Trustee shall notify the Person in whose name a Series 2026-1 Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Series 2026-1 Note will be paid. Such notice shall be made at the expense of the Issuer and shall be mailed within three (3) Business Days of receipt of a Monthly Settlement Statement indicating that such final payment will be made and shall specify that such final installment will be payable only upon presentation and surrender of such Series 2026-1 Note and shall specify the place where such Series 2026-1 Note may be presented and surrendered for payment of such installment. Notices in connection with payments of Series 2026-1 Notes shall be (i) transmitted by facsimile to Series 2026-1 Noteholders holding Global Notes and (ii) sent by registered mail to Series 2026-1 Noteholders holding Definitive Notes and shall specify that such final installment will be payable only upon presentation and surrender of such Series 2026-1 Note and shall specify the place where such Series 2026-1 Note may be presented and surrendered for payment of such installment.

ARTICLE III

AMORTIZATION EVENTS

Section 3.1 Amortization Events. If any one of the following events shall occur with respect to the Series 2026-1 Notes (each, an “Amortization Event”):

(a) any Trigger Event shall occur;

(b) a Series 2026-1 Asset Amount Deficiency shall occur and continue for at least three (3) Business Days;

(c) a Series 2026-1 Reserve Account Deficiency shall occur and continue for at least five (5) Business Days;

(d) any Servicer Default shall occur;

(e) any Event of Default with respect to the Series 2026-1 Notes shall occur;

(f) an Insolvency Event shall occur with respect to the Seller or the Servicer;

(g) the aggregate amount of cash and Permitted Investments on deposit in the Series 2026-1 Collection Account, the Series 2026-1 Reserve Account and any other Series Accounts on any Payment Date, after giving effect to all deposits and withdrawals to be made therein or therefrom on such Payment Date in accordance with this Indenture Supplement or the applicable Indenture Supplement, shall exceed the Pool Outstanding Principal Balance on such Payment Date;

(h) failure on the part of the Issuer (i) to make any payment or deposit when required by the terms of the Base Indenture or this Indenture Supplement (other than any failure to make a payment of interest on or principal of any Series 2026-1 Notes) which failure continues unremedied for at least five (5) Business Days after the date such payment or deposit is required to be made or (ii) to duly observe or perform any other covenants or agreements of the Issuer set forth in the Base Indenture or this Indenture Supplement, which failure materially and adversely affects the interests of the Series 2026-1 Noteholders, and which failure shall continue or not be cured for a period of thirty (30) days after which there shall have been given to the Issuer by the Indenture Trustee or the Issuer and the Indenture Trustee by a Majority in Interest, written notice specifying such default and requiring it to be remedied;

(i) any representation or warranty made by the Issuer in the Base Indenture or this Indenture Supplement, or any information required to be delivered by the Issuer thereunder or hereunder to the Indenture Trustee shall prove to have been incorrect in any material respect when made or when delivered, which incorrect representation or warranty or information materially and adversely affects the interests of the Series 2026-1 Noteholders and continues to be incorrect for a period of thirty (30) days after which there shall have been given to the Issuer by the Indenture Trustee or the Issuer and the Indenture Trustee by a Majority in Interest, written notice thereof;

(j) failure on the part of the Seller (i) to make any payment required by the terms of the Loan Purchase Agreement (or within the applicable grace period which shall not exceed five (5) Business Days after the date such payment is required to be made) or (ii) to duly observe or perform any other covenants or agreements of the Seller in the Loan Purchase Agreement, which failure materially and adversely affects the interests of the Series 2026-1 Noteholders, and which failure shall continue unremedied for a period of thirty (30) days after there shall have been given to the Seller by the Indenture Trustee or the Seller and the Indenture Trustee by a Majority in Interest, written notice specifying such failure and requiring it to be remedied;

(k) any representation or warranty made by the Seller in the Loan Purchase Agreement, or any information required to be delivered by the Seller thereunder to the Issuer or the Indenture Trustee shall prove to have been incorrect in any material respect when made or when delivered, which incorrect representation or warranty or information materially and adversely affects the interests of the Series 2026-1 Noteholders and continues to be incorrect for a period of thirty (30) days after there shall have been given to the Seller by the Indenture Trustee or the Seller and the Indenture Trustee by a Majority in Interest, written notice thereof; or

(l) any of the Transaction Documents shall cease, for any reason, to be in full force and effect, other than in accordance with its terms;

then, in the case of any event described in clauses (h) through (l) of this Section 3.1, an Amortization Event will be deemed to have occurred with respect to the Series 2026-1 Notes only if, after the applicable grace period, either the Indenture Trustee or the Majority in Interest declare that an Amortization Event has occurred with respect to the Series 2026-1 Notes. In the case of any event described in clauses (a) through (g) of this Section 3.1, an Amortization Event with respect to the Series 2026-1 Notes will be deemed to have occurred without notice or other action on the part of the Indenture Trustee or the Series 2026-1 Noteholders.

ARTICLE IV
OPTIONAL PREPAYMENT

The Issuer shall have the option to prepay the Series 2026-1 Notes in whole but not in part, on any Business Day occurring on or after the Series 2026-1 Permitted Prepayment Date. The Issuer shall give the Indenture Trustee at least three (3) Business Days’ prior written notice of the Business Day on which the Issuer intends to exercise such option to prepay (the “Series 2026-1 Prepayment Date”), and the Indenture Trustee shall (at the direction and expense of the Issuer) give the Series 2026-1 Noteholders written notice of the Series 2026-1 Prepayment Date within one (1) Business Day of its receipt of such notice. The prepayment price for the Series 2026-1 Notes (the “Series 2026-1 Prepayment Amount”) shall equal the sum of (x) the Series 2026-1 Invested Amount (determined after giving effect to any payments of principal and interest on such Payment Date), plus (y) accrued and unpaid interest thereon; provided that the amount of interest payable on each Class of Series 2026-1 Notes on the Series 2026-1 Prepayment Date (other than a Series 2026-1 Prepayment Date that occurs on a Payment Date), if any, will equal the sum of (A) the product of (i) 1/360 of the applicable Note Rate, (ii) the number of days from and including the immediately preceding Payment Date to and excluding the Series 2026-1 Prepayment Date and (iii) the outstanding principal amount of the applicable Class of Notes on the immediately preceding Payment Date and (B) the amount of any unpaid interest on the applicable Class of Notes from prior Payment Dates plus, to the extent permitted by law, interest at the applicable Note Rate. Not later than 11:00 A.M., New York City time, on such Series 2026-1 Prepayment Date, the Issuer shall deposit, or cause to be deposited pursuant to Sections 2.4(d) and 2.4(e) or otherwise, in the Series 2026-1 Note Distribution Account an amount sufficient to pay the Series 2026-1 Prepayment Amount in immediately available funds. The funds deposited into the Series 2026-1 Note Distribution Account will be paid by the Indenture Trustee to the Series 2026-1 Noteholders on such Series 2026-1 Prepayment Date. When the Series 2026-1 Invested Amount have been paid, this Series 2026-1 Indenture Supplement shall cease to be of further effect.

ARTICLE V

SERVICING FEE

Section 5.1 Servicing Fee.

If OnDeck is the Servicer, a portion of the Servicing Fee payable to the Servicer pursuant to the Servicing Agreement shall be payable to the Servicer on each Payment Date for the related Monthly Period in an amount (the “Series 2026-1 Servicing Fee”) equal to the product of (a) one-twelfth of 1.00% (the “Series 2026-1 Servicing Fee Percentage”) times (b) the daily average of the Series 2026-1 Serviced Portfolio Balance on each day during such Monthly Period; provided, however, that, the Series 2026-1 Servicing Fee on the first Payment Date following the Series 2026-1 Closing Date will equal the product of (i) 1/360 of the Series 2026-1 Servicing Fee Percentage, (ii) the number of days in the period from and including the Series 2026-1 Closing Date to and including November 18, 2026 and (iii) the daily average of the Series 2026-1 Serviced Portfolio Balance on each day during the period described in clause (ii). The Series 2026-1 Servicing Fee shall be payable to the Servicer on each Payment Date pursuant to Section 2.5(b)(iii).

Section 5.2 Successor Servicing Fee.

If a Successor Servicer is the Servicer, a portion of the Successor Servicing Fee payable to the Successor Servicer pursuant to the Successor Servicing Agreement shall be payable to the Successor Servicer on each Payment Date for the related Monthly Period in an amount (the “Series 2026-1 Successor Servicing Fee”) equal to the greater of (i) $7,500 and (ii) the product of (a) one-twelfth of 1.00% times (b) the daily average of the Series 2026-1 Serviced Portfolio Balance on each day during such Monthly Period. The Series 2026-1 Successor Servicing Fee shall be payable to the Successor Servicer on each Payment Date pursuant to Section 2.5(b)(iii).

ARTICLE VI

FORM OF SERIES 2026-1 NOTES

Section 6.1 Issuance of Series 2026-1 Notes.

(a) Initial Issuance. The Series 2026-1 Notes are being offered and sold by the Issuer pursuant to a Purchase Agreement, dated September 15, 2026 (the “Purchase Agreement”), by and among the Issuer, OnDeck, Jefferies LLC, J.P. Morgan Securities LLC and Truist Securities, Inc. The Series 2026-1 Notes will be reoffered and resold initially only to (1) qualified institutional buyers (as defined in Rule 144A) (“QIBs”) in reliance on Rule 144A and (2) outside the United States, to Persons other than U.S. Persons (as defined in Regulation S of the Securities Act) in accordance with Rule 903 of Regulation S.

(b) Additional Issuances. At any time during the Series 2026-1 Revolving Period, the Issuer may, in its sole discretion, issue additional Series 2026-1 Notes of any existing class (the “Additional Series 2026-1 Notes”) from time to time without the consent of the Series 2026-1 Noteholders. Each issuance of Additional Series 2026-1 Notes of any Class shall be subject to the following conditions: (i) such issuance does not cause the Series 2026-1 Maximum Principal Amount to be exceeded, (ii) the Rating Agency Condition with respect to the Series 2026-1 Notes is satisfied, (iii) the Issuer and the Loans to be acquired by the Issuer in connection with such issuance satisfy all conditions set forth in the Transaction Documents, (iv) at the time of such issuance, an Amortization Event with respect to the Series 2026-1 Notes has not occurred and is not continuing, and (v) an opinion of counsel with respect to tax matters is delivered to the effect that (I) such issuance will not cause any of the outstanding Series 2026-1 Notes to be deemed to have been exchanged for a new debt instrument pursuant to Treasury Regulations 1.1001-3, (II) the Issuer will not be treated as an association or as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (III) such issuance will not cause any of the outstanding Series 2026-1 Notes to be characterized as other than indebtedness for United States federal income tax purposes. At the time of each issuance of Additional Series 2026-1 Notes, the Issuer shall deliver to the Indenture Trustee an officer’s certificate stating that the foregoing conditions and all other conditions precedent to the authentication of the Additional Series 2026-1 Notes by the Indenture Trustee have been satisfied. The terms and conditions of the Additional Series 2026-1 Notes of each Class shall be identical to those of the initial Series 2026-1 Notes of that Class (except that the interest due on the Additional Series 2026-1 Notes shall accrue from the issue date of such Additional Series 2026-1 Notes). Interest on the Additional Series 2026-1 Notes shall be payable commencing on the first Payment Date following the issue date of such Additional Series 2026-1 Notes (if issued prior to the applicable Record Date). The Additional Series 2026-1 Notes shall rank pari passu in all respects with the initial Series 2026-1 Notes of that Class. Notwithstanding the foregoing, no Additional Series 2026-1 Notes may be issued if, after issuance and sale of such Additional Series 2026-1 Notes, Regulation RR would not be satisfied with respect to the Series 2026-1 Notes.

Section 6.2 Restricted Global Notes.

Each Class of the Series 2026-1 Notes offered and sold in their initial distribution in reliance upon Rule 144A will be issued in the form of a Global Note in fully registered form, without coupons, substantially in the form set forth with respect to the Class A Notes in Exhibit A‑1, with respect to the Class B Notes in Exhibit B-1, with respect to the Class C Notes in Exhibit C‑1 and, with respect to the Class D Notes in Exhibit D‑1 in each case registered in the name of Cede & Co., as nominee of DTC, and deposited with the DTC Custodian (collectively, the “Restricted Global Notes”). The initial principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the DTC Custodian in connection with a corresponding decrease or increase in the initial principal amount of the corresponding Class of Temporary Global Notes or the Permanent Global Notes, as hereinafter provided.

Section 6.3 Temporary Global Notes and Permanent Global Notes.

Each of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes offered and sold on the Series 2026-1 Closing Date in reliance upon Regulation S will be issued in the form of a Global Note in fully registered form, without coupons, substantially in the form set forth with respect to the Class A Notes in Exhibit A-2, with respect to the Class B Notes in Exhibit B-2, with respect to the Class C Notes in Exhibit C-2 and with respect to the Class D Notes in Exhibit D-2, in each case which shall be deposited on behalf of the purchasers of the Series 2026-1 Notes represented thereby with the DTC Custodian, and registered in the name of a nominee of DTC for the account of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) (if the Issuer satisfies certain requirements) or for Clearstream Banking, société

anonyme (“Clearstream”), duly executed by the Issuer and authenticated by the Indenture Trustee in the manner set forth in Section 2.3 of the Base Indenture. Until such time as the Restricted Period shall have terminated, such Class A Notes, Class B Notes, the Class C Notes and the Class D Notes shall be referred to herein collectively as the “Temporary Global Notes”. After such time as the Restricted Period shall have terminated with respect to any Series 2026-1 Notes, such Class A Notes, Class B Notes, Class C Notes or Class D Notes, as applicable, as to which the Indenture Trustee has received from Euroclear or Clearstream, as the case may be, a certificate substantially in the form of Exhibit E-4 to the effect that Euroclear or Clearstream, as applicable, has received a certificate substantially in the form of Exhibit E-5, shall be exchanged, in whole or in part, for interests in a permanent global note in registered form without interest coupons, with respect to the Class A Notes, substantially in the form set forth in Exhibit A-3, with respect to the Class B Notes, substantially in the form set forth in Exhibit B-3, with respect to the Class C Notes, substantially in the form set forth in Exhibit C-3 and with respect to the Class D Notes, substantially in the form set forth in Exhibit D-3 as hereinafter provided (collectively, the “Permanent Global Notes”). The principal amount of the Temporary Global Notes or the Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the DTC Custodian in connection with a corresponding decrease or increase of principal amount of the corresponding Class of Restricted Global Notes, as hereinafter provided.

Section 6.4 Definitive Notes.

No Series 2026-1 Note Owner will receive a Definitive Note representing such Series 2026-1 Note Owner’s interest in the Series 2026-1 Notes other than in accordance with Section 2.11 of the Base Indenture.

Section 6.5 Transfer Restrictions.

(a) A Series 2026-1 Global Note may not be transferred, in whole or in part, to any Person other than DTC or a nominee thereof, and no such transfer to any such other Person may be registered; provided, however, that this Section 6.5(a) shall not prohibit any transfer of a Series 2026-1 Note that is issued in exchange for a Series 2026-1 Global Note but is not itself a Series 2026-1 Global Note and shall not prohibit any transfer of a beneficial interest in a Series 2026-1 Global Note effected in accordance with the other provisions of this Section 6.5.

(b) The transfer by an owner of a beneficial interest in a Restricted Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in the same Restricted Global Note shall be made upon the deemed representation of the transferee that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as such transferee has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(c) If the owner of a beneficial interest in a Restricted Global Note wishes at any time to exchange its interest in such Restricted Global Note for an interest in a Temporary Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Temporary Global Note, such exchange or transfer may be effected, subject to the applicable rules and procedures of DTC, Euroclear and Clearstream (the

“Applicable Procedures”), only in accordance with the provisions of this Section 6.5(c). Upon receipt by the Transfer Agent and Registrar, at the office of the Transfer Agent and Registrar, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Transfer Agent and Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Temporary Global Note, in a principal amount equal to that of the beneficial interest in such Restricted Global Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form set forth in Exhibit E-1 given by the holder of such beneficial interest in such Restricted Global Note, the Transfer Agent and Registrar, if it is not the Indenture Trustee, shall instruct the DTC Custodian to reduce the principal amount of the Restricted Global Note, and to increase the principal amount of the Temporary Global Note, by the principal amount of the beneficial interest in such Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Temporary Global Note having a principal amount equal to the amount by which the principal amount of the Restricted Global Note was reduced upon such exchange or transfer.

(d) If the owner of a beneficial interest in a Restricted Global Note wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Permanent Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Permanent Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 6.5(d). Upon receipt by the Transfer Agent and Registrar, at the office of the Transfer Agent and Registrar, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Transfer Agent and Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Permanent Global Note in a principal amount equal to that of the beneficial interest in such Restricted Global Note to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) a certificate in substantially the form of Exhibit E-2 given by the holder of such beneficial interest in such Restricted Global Note, the Transfer Agent and Registrar, if it is not the Indenture Trustee, shall instruct the DTC Custodian to reduce the principal amount of such Restricted Global Note, and to increase the principal amount of the Permanent Global Note, by the principal amount of the beneficial interest in such Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Permanent Global Note having a principal amount equal to the amount by which the principal amount of the Restricted Global Note was reduced upon such exchange or transfer.

(e) If the owner of a beneficial interest in a Temporary Global Note or a Permanent Global Note wishes at any time to exchange its interest in such Temporary Global

Note or such Permanent Global Note for an interest in the Restricted Global Note, or to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such exchange or transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 6.5(e). Upon receipt by the Transfer Agent and Registrar, at the office of the Transfer Agent and Registrar, of (i) written instructions given in accordance with the Applicable Procedures from a Clearing Agency Participant directing the Transfer Agent and Registrar to credit or cause to be credited to a specified Clearing Agency Participant’s account a beneficial interest in the Restricted Global Note in a principal amount equal to that of the beneficial interest in such Temporary Global Note or such Permanent Global Note, as the case may be, to be so exchanged or transferred, (ii) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Clearing Agency Participant (and the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Clearing Agency Participant to be debited for, such beneficial interest and (iii) with respect to a transfer of a beneficial interest in such Temporary Global Note (but not such Permanent Global Note), a certificate in substantially the form set forth in Exhibit E-3 given by the holder of such beneficial interest in such Temporary Global Note, the Transfer Agent and Registrar, if it is not the Indenture Trustee, shall instruct the DTC Custodian to reduce the principal amount of such Temporary Global Note or such Permanent Global Note, as the case may be, and to increase the principal amount of the Restricted Global Note, by the principal amount of the beneficial interest in such Temporary Global Note or such Permanent Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Clearing Agency Participant for DTC) a beneficial interest in the Restricted Global Note having a principal amount equal to the amount by which the principal amount of such Temporary Global Note or such Permanent Global Note, as the case may be, was reduced upon such exchange or transfer.

(f) In the event that a Series 2026-1 Global Note or any portion thereof is exchanged for Series 2026-1 Notes other than Series 2026-1 Global Notes, such other Series 2026-1 Notes may in turn be exchanged (upon transfer or otherwise) for Series 2026-1 Notes that are not Series 2026-1 Global Notes or for a beneficial interest in a Series 2026-1 Global Note (if any is then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of Sections 6.5(a) through 6.5(e) and Section 6.5(g) (including the certification requirement intended to ensure that transfers and exchanges of beneficial interests in a Series 2026-1 Global Note comply with Rule 144A or Regulation S under the Securities Act, as the case may be) and any Applicable Procedures, as may be adopted from time to time by the Issuer and the Transfer Agent and Registrar.

(g) Until the termination of the Restricted Period, interests in the Temporary Global Notes may be held only through Clearing Agency Participants acting for and on behalf of Euroclear and Clearstream; provided that this Section 6.5(g) shall not prohibit any transfer in accordance with Section 6.5(e). After the expiration of the Restricted Period, interests in the Permanent Global Notes may be transferred without requiring any certifications.

(h) [Reserved].

(i) The Series 2026-1 Notes shall bear the following legends to the extent indicated:

(i) The Restricted Global Notes shall bear the following legend:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A (A “QIB”) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE ISSUER, PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

(A) The Class A Notes, Class B Note and Class C Notes which are Restricted Global Notes shall bear the following legend:

BY YOUR ACQUISITION OF THIS NOTE OR ANY INTEREST HEREIN, YOU SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) YOU ARE NOT ACQUIRING OR HOLDING AN INTEREST IN THIS NOTE FOR OR ON BEHALF OF, OR WITH THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN” (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) AN ENTITY THAT IS DEEMED TO HOLD THE “ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN (WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), OR (D) A GOVERNMENTAL, NON-U.S., OR CHURCH PLAN WHICH IS SUBJECT TO OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) (EACH OF (A)-(D) REFERRED TO AS A “PLAN”), OR (II) THE PLAN’S ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAW.”

(B) The Class D Notes which are Restricted Global Notes shall bear the following legend:

“EITHER (A) THE HOLDER OF THIS NOTE IS NOT (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), THAT IS SUBJECT TO TITLE I OF ERISA, (II) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), TO WHICH SECTION 4975 OF THE CODE OR OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) APPLIES OR (III) AN ENTITY DEEMED TO HOLD THE ASSETS OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (I) AND (II) (PURSUANT TO 29 CFR §2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA (THE “PLAN ASSETS REGULATION”) OR OTHERWISE) (EACH OF THE FOREGOING DESCRIBED IN CLAUSES (I), (II) AND (III) BEING REFERRED TO AS A “PLAN”), OR (IV) A PERSON WHO IS PURCHASING OR HOLDING THIS NOTE OR ANY INTEREST HEREIN ON BEHALF OF, AS FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY PLAN, OR (B) IT IS A PLAN NOT SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND THE HOLDER’S PURCHASE AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN WILL NOT RESULT IN A VIOLATION OF ANY APPLICABLE SIMILAR LAWS AND WILL NOT CAUSE THE ASSETS OF THE ISSUER TO BE SUBJECT TO SIMILAR LAWS.”

(ii) The Temporary Global Notes shall bear the following legend:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE NOTES (THE “RESTRICTED PERIOD”) IN CONNECTION WITH THE OFFERING OF THE NOTES IN THE UNITED STATES AND OUTSIDE OF THE UNITED STATES (THE “OFFERING”), THE SALE, PLEDGE OR TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS NOTE, ACKNOWLEDGES THAT THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES, AND PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD, ONLY (1) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S

UNDER THE SECURITIES ACT, (2) PURSUANT TO AND IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (3) TO THE ISSUER.

(A) The Class A Notes, Class B Note and Class C Notes which are Temporary Global Notes shall bear the following legend:

BY YOUR ACQUISITION OF THIS NOTE OR ANY INTEREST HEREIN, YOU SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) YOU ARE NOT ACQUIRING OR HOLDING AN INTEREST IN THIS NOTE FOR OR ON BEHALF OF, OR WITH THE ASSETS OF (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (B) A “PLAN” (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (C) AN ENTITY THAT IS DEEMED TO HOLD THE “ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN (WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA), OR (D) A GOVERNMENTAL, NON-U.S., OR CHURCH PLAN WHICH IS SUBJECT TO OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) (EACH OF (A)-(D) REFERRED TO AS A “PLAN”), OR (II) THE PLAN’S ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY APPLICABLE SIMILAR LAW.”

(B) The Class D Notes which are Temporary Global Notes shall bear the following legend:

“EITHER (A) THE HOLDER OF THIS NOTE IS NOT (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), THAT IS SUBJECT TO TITLE I OF ERISA, (II) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), TO WHICH SECTION 4975 OF THE CODE OR OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) APPLIES OR (III) AN ENTITY DEEMED TO HOLD THE ASSETS OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (I) AND (II) (PURSUANT TO 29 CFR §2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA (THE “PLAN ASSETS REGULATION”) OR OTHERWISE) (EACH OF THE FOREGOING DESCRIBED IN CLAUSES (I), (II) AND (III) BEING REFERRED TO AS A “PLAN”), OR (IV) A PERSON WHO IS PURCHASING OR HOLDING THIS NOTE OR ANY INTEREST HEREIN ON BEHALF OF, AS FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF, ANY PLAN, OR (B) IT IS

A PLAN NOT SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND THE HOLDER’S PURCHASE AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN WILL NOT RESULT IN A VIOLATION OF ANY APPLICABLE SIMILAR LAWS AND WILL NOT CAUSE THE ASSETS OF THE ISSUER TO BE SUBJECT TO SIMILAR LAWS”

(iii) All Series 2026-1 Global Notes shall bear the following legend:

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR THE TRANSFER AGENT AND REGISTRAR, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER, CEDE & CO., HAS AN INTEREST HEREIN.”

The required legends set forth above shall not be removed from the applicable Series 2026-1 Notes except as provided herein. The legend required for a Restricted Note may be removed from such Restricted Note if there is delivered to the Issuer and the Transfer Agent and Registrar such satisfactory evidence, which may include an Opinion of Counsel as may be reasonably required by the Issuer and the Transfer Agent and Registrar that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Series 2026-1 Note will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Indenture Trustee upon receipt of an Issuer Order shall authenticate and deliver in exchange for such Restricted Note a Series 2026-1 Note having an equal aggregate principal amount that does not bear such legend.

ARTICLE VII

INFORMATION

The Issuer hereby agrees to provide to the Indenture Trustee, by 2:00 P.M., New York City time, on each Monthly Reporting Date, a Monthly Settlement Statement, substantially in the form of Exhibit G, setting forth as of the immediately preceding Determination Date and for the related Monthly Period the information set forth therein, and, on and after the immediately succeeding Payment Date, and such obligation shall be deemed satisfied upon delivery of each such Monthly Settlement Statement to the Indenture Trustee by the Servicer, and the Indenture Trustee shall provide to the Series 2026-1 Note Owners copies of such Monthly Settlement Statement. The Indenture Trustee shall make each Monthly Settlement Statement available each month (as described above) to the Series 2026-1 Note Owners via the Indenture Trustee’s internet website. The Indenture Trustee’s internet website shall initially be located at https://tss.sfs.db.com/investpublic, which may be accessed by the Note Owners with the use of an assigned password.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Ratification of Indenture.

As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

Section 8.2 Governing Law.

THIS INDENTURE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.3 Further Assurances.

The Issuer agrees, at the Issuer’s expense, from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Indenture Trustee or the Majority in Interest to more fully effect the purposes of this Indenture Supplement and the sale of the Series 2026-1 Notes hereunder. The Issuer hereby authorizes the Indenture Trustee (without obligation) to file any financing statements or similar documents or notices or continuation statements in order to perfect the Indenture Trustee’s security interest in the Series 2026-1 Collateral under the provisions of the UCC or similar legislation of any applicable jurisdiction.

Section 8.4 Exhibits.

The following exhibits attached hereto supplement the exhibits included in the Base Indenture:

Exhibit A-1: Form of Restricted Global Class A Note

Exhibit A-2: Form of Temporary Global Class A Note

Exhibit A-3: Form of Permanent Global Class A Note

Exhibit B-1: Form of Restricted Global Class B Note

Exhibit B-2: Form of Temporary Global Class B Note

Exhibit B-3: Form of Permanent Global Class B Note

Exhibit C-1: Form of Restricted Global Class C Note

Exhibit C-2: Form of Temporary Global Class C Note

Exhibit C-3: Form of Permanent Global Class C Note

Exhibit D-1: Form of Restricted Global Class D Note

Exhibit D-2: Form of Temporary Global Class D Note

Exhibit D-3: Form of Permanent Global Class D Note

Exhibit E-1: Form of Transfer Certificate (Restricted to Temporary)

Exhibit E-2: Form of Transfer Certificate (Restricted to Permanent)

Exhibit E-3: Form of Transfer Certificate (Temporary to Restricted)

Exhibit E-4: Form of Clearing House System Certificate

Exhibit E-5: Form of Certificate of Beneficial Ownership

Exhibit F: [Reserved]

Exhibit G: Form of Monthly Settlement Statement

Exhibit H: Form of Withdrawal Request

Exhibit I: Industry Codes

Section 8.5 No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Indenture Trustee, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 8.6 Amendments.

(a) Except as provided in Section 6.1(b), Section 8.6(b) and Section 12.1 of the Base Indenture and subject to Section 12.6 of the Base Indenture, the provisions of this Indenture Supplement may from time to time be amended, modified or waived, if (i) such amendment, modification or waiver is in writing and is consented to in writing by the Issuer, the Indenture Trustee and the Majority in Interest and (ii) the Rating Agency Condition is satisfied with respect to such amendment, modification, or waiver.

(b) Notwithstanding the foregoing Section 8.6(a), solely with respect to clauses (k) through (aa) of the Series 2026-1 Concentration Limits, the percentages may be modified at any time by the Issuer without the prior written consent of any Series 2026-1 Noteholders, subject only to satisfaction of the Series 2026-1 Concentration Limit Adjustment Condition.

Section 8.7 [Reserved].

Section 8.8 Severability.

If any provision hereof is void or unenforceable in any jurisdiction, such voidness or unenforceability shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or (ii) any other provision hereof in such or any other jurisdiction.

Section 8.9 Counterparts; Electronic Signatures.

This Indenture Supplement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Indenture Supplement by facsimile transmission or electronic transmission (in pdf format) shall be as effective as delivery of a manually executed counterpart of this Indenture Supplement. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture Supplement and all other Transaction Documents and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture Supplement or any other Transaction Document or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture Supplement or the other Transaction Documents or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Indenture Trustee or the Transfer Agent and Registrar acts on any Executed Documentation sent by electronic transmission, neither the Indenture Trustee nor the Transfer Agent and Registrar will be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication, it being understood and agreed that the Indenture Trustee and the Transfer Agent and Registrar shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Indenture Trustee or the Transfer Agent and Registrar acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 8.10 No Bankruptcy Petition.

(a) By acquiring a Series 2026-1 Note or an interest therein, each Series 2026-1 Noteholder and each Series 2026-1 Note Owner hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or state bankruptcy or similar law.

(b) This covenant shall survive the termination of this Indenture Supplement and the Base Indenture and the payment of all amounts payable hereunder and thereunder.

Section 8.11 Notice to Rating Agency.

The Indenture Trustee shall provide to the Rating Agency a copy of each notice delivered to, or required to be provided by, the Indenture Trustee pursuant to this Indenture Supplement or any other Transaction Document.

Notice to KBRA shall be sent to:

Kroll Bond Rating Agency
805 Third Avenue, 29th Floor

New York, NY 10022
Attention: ABS Surveillance

E-mail: abssurveillance@kbra.com

Section 8.12 Annual Opinion of Counsel.

On or before April 30 of each calendar year, commencing with April 30, 2027, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture Supplement or any Supplement hereto and any other requisite documents and with respect to the authorization and filing of any financing statements and continuation statements as are necessary to maintain the perfection of the Lien and security interest created by this Indenture Supplement and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such Lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture Supplement, any Supplement hereto, and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the perfection of the Lien and security interest of this Indenture Supplement until April 30 in the following calendar year. For the avoidance of doubt, any Opinion of Counsel furnished in connection with this Section 8.12 may be combined with other Opinions of Counsel furnished to the Indenture Trustee pursuant to the other Transaction Documents.

Section 8.13 Tax Treatment.

The Series 2026-1 Notes are being issued with the intention that they qualify under applicable tax law as indebtedness and any entity acquiring any direct or indirect interest in any Series 2026-1 Note (other than any entity who is treated as the same taxpayer as the Issuer) by acceptance of its Series 2026-1 Notes (or, in the case of a Note Owner, by virtue of such Note Owner’s acquisition of a beneficial interest therein) agrees to treat the Series 2026-1 Notes (or its beneficial interest therein) for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income as indebtedness.

Section 8.14 Confidentiality.

Each Series 2026-1 Note Owner, by its acceptance and holding of a beneficial interest in a Series 2026-1 Note, hereby agrees to maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Series 2026-1 Note Owner in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, officers, employees, agents, attorneys, independent or internal auditors and affiliates who agree to hold confidential the Confidential Information; (ii) such Person’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information; (iii) any other Series 2026-1 Note Owner; (iv) any Person of the type that would be, to such Person’s knowledge, permitted to acquire an interest in the Series 2026-1 Notes in accordance with the requirements of this Indenture Supplement pursuant to which such Person sells or offers to sell any such interest in the Series 2026-1 Notes or any part thereof and that agrees to hold confidential the Confidential Information in accordance with this Indenture Supplement; (v) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally-recognized rating agency that requires access to information about the investment portfolio or such Person; (vii) any reinsurers or liquidity or credit providers that agree to hold confidential the Confidential Information; (viii) any other Person with the consent of the Issuer or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation, statute or order applicable to such Series 2026-1 Noteholder, (B) in response to any subpoena or other legal process upon prior notice delivered to the Issuer (unless prohibited by applicable law or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party upon prior notice delivered to the Issuer (unless prohibited by applicable law or other requirement having the force of law) or (D) if an Amortization Event with respect to the Series 2026-1 Notes or Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies offered under the Series 2026-1 Notes, the Indenture or any other document relating to the Series 2026-1 Notes. Each Series 2026-1 Note Owner, by its acceptance of a beneficial interest in the Series 2026-1 Notes, hereby agrees, except as set forth in clauses (v), (vi) and (ix) above, that it will use the Confidential Information for the sole purpose of making an investment in the Series 2026-1 Notes or administering its investment in the Series 2026-1 Notes. In the event of any required disclosure of the Confidential Information by such Series 2026-1 Noteholder, such Series 2026-1 Noteholder shall agree to use reasonable efforts to protect the confidentiality of the Confidential Information.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture Supplement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

ONDECK ASSET SECURITIZATION IV, LLC, as Issuer

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:
Name:
Title:

By:
Name:
Title: